Exhibit 10.6

LOAN AND Revenue PARTICIPATION AGREEMENT

This Loan and Revenue Participation Purchase Agreement (the "Agreement") is made as of September___, 2018 (the "Effective Date") by and among Item 9 Labs Corp., a Delaware corporation (the "Item 9 Labs"), BSSD Group, LLC, an Arizona limited liability company (“Arizona Subsidiary”), Item 9 Properties, LLC, a Nevada limited liability company (“Nevada Subsidiary”), and Viridis Group I9 Capital, LLC, an Arizona limited lability company (hereinafter the "Purchaser"). Item 9 Labs, the Arizona subsidiary, and the Nevada subsidiary are defined herein collectively as the “Company”.

Recital

WHEREAS, The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, Item 9 Labs owns 100% of the membership interests in each of the Arizona subsidiary and the Nevada subsidiary;

WHEREAS, To provide the Company with additional resources to conduct its business and specifically to expand and construct additional improvements (“AZ Expansion”) on and to certain real property as described in the AZ Deed of Trust (as defined below) (the “AZ Facility”) located in Coolidge, Arizona, Purchaser desires to lend the amount of $1,200,000 for the AZ Expansion, subject to the conditions specified herein;

WHEREAS, To provide the Company with additional resources to conduct its business and specifically to reimbursement costs of acquisition, and to expand and construct additional improvements (“NV Expansion”) on and to certain real property as described in the NV Deed of Trust (as defined below) (the “NV Facility”) located in Pahrump, Nevada, Purchaser desires to lend the amount of $1,500,000 for the NV Expansion, subject to the conditions specified herein;

WHEREAS, parcel consideration of funding loans for the AZ expansion and the NV expansion, the Company desires to provide Purchaser with a revenue participation, subject to the conditions specified herein.

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and Purchaser, intending to be legally bound, hereby agree as follows:

1.	Amount and Terms of the Loans

1.1 The AZ Expansion Loan. Subject to the terms of this Agreement, the Purchaser agrees to lend to the Arizona Subsidiary at the AZ Loan Closing (as hereinafter defined), the sum of $1,200,000 for the AZ Expansion (the “AZ Loan”) and specifically the construction of a 10,000 square foot facility (the “AZ Facility”) located on the AZ Property. The AZ Loan will be evidenced by the following: (i) a promissory note by the Arizona Subsidiary in an amount up to $1,200,000, in the form attached hereto as Exhibit A (the “AZ Note”); (ii) a personal guaranty by Item 9 Labs of the AZ Note in the form attached hereto as Exhibit D (the “AZ Guaranty”); and (iii) a first priority Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing (“AZ Deed of Trust”) secured by the AZ Facility, in the form attached hereto as Exhibit C. At or prior to the AZ Loan Closing, Purchaser may file a UCC-1 financing statement as the Collateral, and Purchaser agrees that upon repayment of the principal and interest on the AZ Loan, the UCC-1 financing statement shall be terminated. Purchaser and the Company agree that there is no obligation of the Company to obtain a mortgagee’s policy of title insurance.

1.2 The NV Expansion Loan. Subject to the terms of this Agreement, the Purchaser agrees to lend to the Nevada Subsidiary at the NV Loan Closing (as hereinafter defined), the sum of $1,500,000 for the NV Expansion (the “NV Loan”) and specifically for reimbursement costs of acquisition, and to expand and construct additional improvements (the “NV Facility”) located on the NV Property. The NV Loan will be evidenced by the following: (i) a promissory note by the Nevada Subsidiary in the amount $1,500,000, in the form attached hereto as Exhibit D (the “NV Note”); (ii) personal guaranty by Item 9 Labs of the NV Note in the form attached hereto as Exhibit E (the “NV Guaranty”); and (iii) a first priority Deed of Trust, Assignment of Rents and Fixture Filing (“NV Deed of Trust”) secured by the NV Facility, in the form attached hereto as Exhibit F. At or prior to the NV Loan Closing, Purchaser may file a UCC-1 financing statement as the Collateral, and Purchaser agrees that upon repayment of the principal and interest on the NV Loan, the UCC-1 financing statement shall be terminated. Purchaser and the Company agree that there is no obligation of the Company to obtain a mortgagee’s policy of title insurance.

1.3 Revenue Participation. As additional consideration for the AZ Loan and the NV Loan, the Company grants to Purchaser the right to participate in the Gross Revenues generated from the operations of the AZ Facility and the NV Facility. For avoidance of doubt, the calculation of Gross Revenues will not be aggregated for both the Arizona Operations and the Nevada Operations, but will be calculated separately, and the applicable percentage of Gross Revenues will be applied separately, as set forth below. In addition to the defined terms above, the following terms will have the meanings set forth below:

“Arizona Operations” means the commencement of operations at the AZ Facility.

“Change in Control” means the occurrence of any of the following events: (i) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty one percent (51%) of the total voting power of the stock of the Company; provided, however, that for purposes of this definition, the acquisition of additional stock by any one Person, who is considered to own more than twenty percent (20%) of the total voting power of the stock of the Company will not be considered a Change of Control; or (ii) a change in the ownership of all or substantially all of the Company’s assets which occurs on the date that any Person or entity acquires (or has acquired during the period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty one percent (51%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

“Deferment Period” means, as the case may require: (i) the period commencing on the AZ Loan Closing date and ending on the date which is 90 days after the Arizona Subsidiary commences revenue generation from Arizona Operations; and (ii) the period commencing on the NV Loan Closing date and ending on the date which is 90 days after the Nevada Subsidiary commences revenue generation from Nevada Operations.

“Distribution(s)” means the distribution of Gross Revenues to Purchaser.

“Gross Revenue” means all revenues of the Company from the Arizona Operations of the Company, including, but not limited to, (i) investment income, (ii) rental income, (iii) income from the operations of the Company, (iv) net proceeds of business interruption insurance, if any, (v) income from fees and charges (whether such fees and charges are paid by or on behalf of patients or by any other party) and (vii) without duplication, all other accounts receivable, revenues, profits and receipts derived by or on behalf of the Company from any source relating to the Arizona Operations.

“Nevada Operations” means the commencement of operations at the NV Facility.

“Nevada Subsidiary’s Interest” shall mean only the amount in which the Company has an interest in the NV Facility. Purchaser is expressly aware that the Company shall only be entitled to 51% of the aggregate NV Facility operations, and that the percentage interest in which Purchaser is entitled is not from the whole operation, rather only of the 51% to which Company has an interest.

“Revenue Participation Payments” means the payments described in Section 1.3(a) as to the Arizona Operations, and Section 1.3(b) below as to the Nevada Operations.

(a) Arizona Facility Revenue Participation. Commencing on the first calendar quarter following the Deferment Period for the Arizona Operations, and continuing on the fifteenth day after the close of each calendar quarter thereafter, unless earlier terminated pursuant to the terms of this Agreement, the Company and the Arizona Subsidiary shall make Distributions of Revenue Participation Payments generated from Gross Revenues during the immediately preceding calendar quarter pursuant to the following schedule:

1) 5% of Gross Revenues generated by the Arizona Operations until the AZ Note is repaid; such payments are estimated to be between $250,000 to $350,000 annually once the Arizona Operations are fully operational, however, actual results may vary and a lower annual revenue amount shall not constitute a default or breach; then,

2) 2% of Gross Revenues generated by the Arizona Operations until Lender has been paid amounts under the AZ Note and this Section 1.3(a) equal to 200% of the principal amount of the AZ Note; such payments are estimated to be $100,000 to $140,000 annually, however, actual results may vary and a lower annual revenue amount shall not constitute a default or breach; then,

3) 1% of Gross Revenues generated by the Arizona Operations in perpetuity or until a Change in Control triggering a Mandatory Buyout, notwithstanding the repayment of the AZ Note.

4) No distributions of Revenue Participation Payments shall be made during the Deferment Period.

5) Upon payment of Revenue Participation Payments equal to 200% of the principal amount of the AZ Note, the payments under Section 1.3(a)(1) and (2) shall terminate, and if not previously done, the Purchaser shall release its UCC-1, its security interest against the Collateral, and the AZ Deed of Trust.

(b) Nevada Facility Revenue Participation. Commencing on the first calendar quarter following the Deferment Period for the Nevada Operations, and continuing on the fifteenth day after the close of each calendar quarter thereafter, unless earlier terminated pursuant to the terms of this Agreement, the Company and the Nevada Subsidiary shall make Distributions of Revenue Participation Payments generated from the Nevada Subsidiary’s Interest in the Nevada Gross Revenues during the immediately preceding calendar quarter pursuant to the following schedule:

1) 5% of Gross Revenues generated from the Nevada Subsidiary’s Interest in Nevada Operations until the NV Note is repaid; such payments are estimated to be between $250,000 to $350,000 annually once the Nevada Operations are fully operational, however, actual results may vary and a lower annual revenue amount shall not constitute a default or breach; then,

2) 2% of Gross Revenues generated from the Nevada Subsidiary’s Interest in the Nevada Operations until Lender has been paid amounts under the NV Note and this Section 1.3(a) equal to 200% of the principal amount of the NV Note; such payments are estimated to be $100,000 to $140,000 annually, however, actual results may vary and a lower annual revenue amount shall not constitute a default or breach; then,

3) 1% of Gross Revenues generated from the Nevada Subsidiary’s Interest in Nevada Operations in perpetuity or until a Change in Control triggering a Mandatory Buyout, notwithstanding the repayment of the NV Note.

4) No distributions of Revenue Participation Payments shall be made during the Deferment Period.

5) Upon payment of Revenue Participation Payments equal to 200% of the principal amount of the NV Note, the payments under Section 1.3(b)(1) and (2) shall terminate, and if not previously done, the Purchaser shall release its UCC-1, its security interest against the Collateral, and the NV Deed of Trust.

(c) Mandatory Buyout. Upon the occurrence of a Change in Control the Purchaser shall be entitled to receive: (i) the balance of 200% of the principal amount of the AZ Note, which balance will be calculated after crediting to the Company any and all Revenue Participation Payments paid to the Purchaser through the date of the Change in Control; (ii) the balance of 200% of the principal amount of the NV Note, which balance will be calculated after crediting to the Company any and all Revenue Participation Payments paid to the Purchaser through the date of the Change in Control and (iii) 1% of the aggregate sales price or consideration received pursuant to such Change in Control, and thereafter all obligations of the Company and its subsidiaries to the Purchaser shall be deemed to be satisfied in full.

2.	Closing and Delivery; Loan Advances

2.1 Initial Closing. The initial closing (the "Initial Closing") of the sale and purchase of the Notes shall be held on the Effective Date, or at such other time as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the "Initial Closing Date").

2.2 Deliveries.

1) At the AZ Loan Closing (i) Purchaser shall deliver to the Arizona Subsidiary a check or wire transfer funds in the amount of an initial advance of the AZ Loan in the amount of $____________ (the “Initial Advance”), with further advances as provided in the AZ Note; (ii) the Arizona Subsidiary shall issue and deliver to the Purchaser the AZ Note, the AZ Security Agreement, and the AZ Deed of Trust; (iii) Item 9 Labs shall delver the AZ Guaranty; and (iv) the Company and the Arizona Subsidiary will deliver such other documents and certificates, corporation resolutions, and the like (the “Company Closing Documents”), as may be necessary or desired by Purchaser to consummate the AZ Loan as contemplated hereby.

2) At the NV Loan Closing (i) Purchaser shall deliver to the Nevada Subsidiary a check or wire transfer funds in the amount of $1,500,000; (ii) the Nevada Subsidiary shall issue and deliver to the Purchaser the NV Note, the NV Security Agreement, and the NV Deed of Trust; (iii) Item 9 Labs shall deliver the NV Guaranty; and (iv) the Company and the Nevada Subsidiary will deliver such other documents and certificates, corporation resolutions, and the like (the “Company Closing Documents”), as may be necessary or desired by Purchaser to consummate the NV Loan as contemplated hereby.

3.	Representations and Warranties of the Company

The Company hereby represents and warrants to Purchaser as of the AZ Loan Closing and the NV Loan Closing as follows:

3.1 Organization and Qualification. The Company is a corporation, and the Arizona Subsidiary and the Nevada Subsidiary are each limited liability companies, duly organized, validly existing and in good standing under the laws of the jurisdiction in which formed or incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Item 9 Labs is duly qualified as a foreign corporation, and the Arizona Subsidiary and the Nevada Subsidiary are each qualified, to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

3.2 Authorization; Enforcement. (i) The Company and its subsidiaries each have all requisite corporate power and authority to enter into and perform this Agreement, the Notes, and the Closing documents, and to consummate the transactions contemplated hereby (collectively with this Agreement, the "Loan Documents") and thereby and to issue the securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Notes, and the Closing documents, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company’s and its subsidiaries Board of Directors and no further consent or authorization of the Company and its subsidiaries, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company and its subsidiaries by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company and its subsidiaries accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company and its subsidiaries of the Notes and Closing documents, each of such instruments will constitute, a legal, valid and binding obligation of the Company and its subsidiaries, as applicable, enforceable against the Company and its subsidiaries in accordance with its terms.

3.3 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company and its subsidiaries in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes issuable or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at such time as required by such governmental authority.

3.4 Compliance with Laws. To its knowledge, the Company and its subsidiaries are not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company and its subsidiaries.

3.5 Compliance with Other Instruments. The Company and its subsidiaries are not in violation or default of any term of its articles of organization or operating agreement, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated by the Loan Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company and its subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company and its subsidiaries, their respective business or operations or any of its assets or properties.

3.6 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue and sale of the Notes (collectively, the "Securities") are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.7 Use of Proceeds. The Company and its subsidiaries shall use the proceeds of sale and issuance of the Notes solely for the costs of constructing the AZ Expansion and the NV Expansion, and equipping each project in accordance with the construction contracts for each project, and any other costs in the project budgets approved in writing by Purchaser; (B) other costs and expenses incurred or to be incurred in connection with such construction as Purchaser in its sole discretion shall approve; and (C) costs and expenses the operations of the Company business as Purchaser in its sole discretion shall approve, and not for any personal, family or household purpose.

4.	Representations and Warranties of the Purchasers

Purchaser hereby represents and warrants to the Company as follows:

4.1 Purchase for Own Account. The Purchaser represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Notes or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2 Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”) because such Purchaser meets at least one (1) of the categories of "accredited investors" set forth on Exhibit G attached hereto. Any assignee of Purchaser under Section 1.1 will also be an Accredited Investor.

4.3 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Restricted Securities. The Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act, or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. The Purchaser understands that the Notes are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, and except as provided in Section 1.1, such Purchaser must hold the Notes indefinitely (or until maturity) unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser acknowledges that the Company is under no obligation to effect any such registration with respect to the Notes. Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

4.5 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Note unless and until:

(a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement;

(b) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances; or

(c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Purchaser to a partner (or retired partner) or member (or retired member) of Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchaser hereunder.

4.6 No General Solicitation. Neither Purchaser, nor any of its officers, directors, managers, employees, agents, members, stockholders or partners, has either directly or indirectly, including through a broker or finder, (a) engaged in any general solicitation in connection with the offer and sale of the Notes, (b) published any advertisement in connection with the offer and sale of the Notes, (c) been presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale or purchase of Notes, or (d) attended any public meeting or seminar concerning an investment in the Notes.

4.7 Exculpation by Purchaser. The Purchaser acknowledges that it is not relying upon any person other than the Company and its officers and managers, in making its investment or decision to invest in the Company and its subsidiaries. Purchaser agrees that neither Purchaser nor the respective controlling persons, officers, directors, managers, partners, agents, or employees of Purchaser shall be liable to any assignee under Section 1.1 for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Notes.

4.8 Residence. If such Purchaser is an individual, such Purchaser resides in the state or province identified in the address of such Purchaser set forth on such Purchaser’s signature page to this Agreement; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the principal place of business of such Purchaser is located at the address of such Purchaser set forth on such Purchaser’s signature page to this Agreement.

4.9 Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Purchaser, and this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

4.10 "Bad Actor" Status. Purchaser hereby represents and warrants that neither it nor any of its Rule 506(d) Related Parties is subject to any Disqualification Event. For purposes of this Agreement, "Rule 506(d) Related Party" shall mean a person or entity covered by the "Bad Actor" disqualification provision of Rule 506(d) of the Securities Act.

4.11 Legends. Such Purchaser understands that the Notes may bear any one or more of the restrictive legends, including any legend required by federal securities laws or the securities laws of any state to the extent such laws are applicable to the securities so legended.

5.	Further Agreements; Covenants

5.1 Further Assurances. Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.2 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in this Agreement.

5.3 Corporate Existence. So long as the Purchaser beneficially owns any Note, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the Pink Sheets, OTCQX, OTCQB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX.

5.4 Failure to Comply with the 1934 Act. So long as the Purchaser beneficially owns each Note, if applicable, the Company shall comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”); and the Company shall continue to be subject to the reporting requirements of the 1934 Act.

5.5 Trading Activities. Neither the Purchaser nor its affiliates has an open short position in the common stock of the Company and the Purchaser agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the common stock of the Company.

5.6 Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Notes to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. The Purchaser shall have executed this Agreement and delivered the same to the Company.

b. The Purchaser shall have agreed to deliver the Loan Amount in accordance with the terms of this Agreement, and a copy of each Note to the Company.

c. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

5.7 Conditions to Purchaser’s Obligation to Purchase. The obligation of the Purchaser hereunder to purchase the Notes at a Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

a. The Company and its subsidiaries, as applicable, shall have executed this Agreement, the Notes, and the Closing documents, and delivered the same (including the original Notes) to the Purchaser.

b. The representations and warranties of the Company and its subsidiaries shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company and its subsidiaries shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

c. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

d. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the reporting status of the Company or the failure of the Company to be timely in its reporting obligations.

6.	Miscellaneous

6.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to the conflicts of law provisions of the State of Arizona, or of any other state.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, which may be delivered by electronic transmission (including delivery facsimile copies of signatures via email in PDF or similar readily accessible format), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties may execute this Agreement electronically.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

6.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address on the signature page below, and to each Purchaser at the address set forth on the signature page below or at such other addresses as the Company or such Purchaser may designate by 10 days advance written notice to the other parties hereto.

6.7 Modification; Waiver. Any modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company and the Purchaser. Any provision of the Notes may be amended or waived by the written consent of the Company and the Purchaser, or requisite holder.

6.8 Expenses. Each Purchaser shall bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

6.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under the Loan Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by any Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to any Purchaser, shall be cumulative and not alternative.

6.10 Publicity. The Company shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTC Markets or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release, SEC, OTC Markets (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

6.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.12 Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Purchaser.

6.13 Entire Agreement. This Agreement and the Exhibits hereto and the Loan Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(signature pages follow)

In Witness Whereof, the parties have executed this Loan and Revenue Participation Agreement as of the date first written above.

Company:

ITEM 9 LABS CORP.

By: _______________________________

Name: ____________________________

Title: ______________________________

Address:

_______________________________

_______________________________

_______________________________

Email: __________________________

In Witness Whereof, the parties have executed this Loan and Revenue Participation Agreement as of the date first written above.

ARIZONA SUBSIDIARY:

BSSD GROUP, LLC

By: _______________________________

Name: ____________________________

Title: ______________________________

Address:

_______________________________

_______________________________

_______________________________

Email: __________________________

In Witness Whereof, the parties have executed this Loan and Revenue Participation Agreement as of the date first written above.

NEVADA SUBSIDIARY:

ITEM 9 PROPERTIES, LLC.

By: _______________________________

Name: ____________________________

Title: ______________________________

Address:

_______________________________

_______________________________

_______________________________

Email: __________________________

In Witness Whereof, the parties have executed this Loan and Revenue Participation Agreement as of the date first written above.

PURCHASER:

VIRIDIS GROUP I9 CAPITAL, LLC

By: _______________________________

Name: ____________________________

Title: ______________________________

Address:

_______________________________

_______________________________

_______________________________

Email: __________________________

PURCHASER: (NV NOTE)

By: _______________________________

Name: ____________________________

Title: ______________________________

Address:

_______________________________

_______________________________

_______________________________

Email: __________________________

Exhibit A

Promissory Note

ARIZONA

PROMISSORY NOTE

Total Principal Amount:	Up to $1,200,000
Issue Date:	September 11, 2018
Location of Execution:	Scottsdale, Arizona
Borrower:	BSSD Group, LLC
Borrower’s Address:	2033 N. Overfield Road
Casa Grande, AZ 85194
Lender:	Viridis Group I9 Capital, LLC
Lender’s Address:	2727 N. 3rd Street, Suite 301
Phoenix AZ 85004

THIS PROMISSORY NOTE (the "Note") is made and entered to be effective as of the 11th day of September, 2018, by and between BSSD Group, LLC, an Arizona limited liability company (the "Borrower") and Viridis Group I9 Capital LLC, an Arizona limited liability company (the "Lender"). For value received, and in consideration of the mutual promises and covenants hereinafter set forth, Borrower and Lender agree as follows:

1. Promise to Pay. Borrower promises to pay to Lender or order, in lawful money of the United States of America, the principal amount up to One Million Two Hundred Thousand Dollars and no/100 Dollars ($1,200,000), or so much as may be advanced to Borrower by Lender together with interest on the unpaid outstanding principal balance.

2. Maturity Date. As used herein, the "Maturity Date" shall be September 11, 2023.

3. Interest Rate. Prior to the Maturity Date, interest on the principal balance outstanding shall accrue at a rate per annum of 2.9% interest, compounded annually.

4. Payment of Principal and Interest. This Note is due and payable in monthly payments of interest only, with all principal and any accured and unpaid interest is due and payable in full on the Maturity Date, whether such maturity occurs by acceleration or otherwise. All Distributions, as defined in and made under the Loan and Revenue Participation Agreement of even date herewith, shall first be applied to accrued and unpaid interest then principal. All payments called for hereunder shall be paid in lawful money of the United States of America in federal or other immediately collected funds, which, at the time of payment is legal tender for the payment of public and private debts. All written communications and payments will be mailed or delivered to Lender at the address above.

5. Prepayment. Borrower may pay, without penalty, at any time and from time to time, all or a portion of the amount owed earlier than it is due.

6. Loan Advances. Lender’s obligation to make the Initial Advance (as defined in the Loan and Revenue Participation Agreement) and each subsequent advance of the loan proceeds under this Note shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Section 6. Lender shall have received and accepted a complete set of written Plans and Specifications setting forth all improvements for the AZ Expansion (as defined in the Loan and Revenue Participation Agreement), and Borrower shall have furnished to Lender copies of all permits and requisite approvals of any governmental body necessary for the construction and use of the AZ Expansion. Borrower shall have furnished in form and substance satisfactory to Lender an executed copy of the Architect's Contract and an executed copy of the Construction Contract.

a. Application for Advances. Each application shall be stated on a standard AIA payment request form or other form approved by Lender, executed by Borrower and the Architect, and supported by such evidence as Lender shall reasonably require. Borrower shall apply only for disbursement with respect to work actually done by the General Contractor and for materials and equipment actually incorporated into the Project. Each application for an Advance shall be deemed a certification of Borrower that as of the date of such application, all representations and warranties contained in the Agreement are true and correct, and that Borrower is in compliance with all of the provisions of this Agreement. Lender will fund each such application for payment within five (5) business days.

b. Cessation of Advances. Lender shall have no obligation to make loan advances or to disburse Loan proceeds if: (A) Borrower is in default under the terms of this Note or any other agreement of the Borrower and Lender; (B) Borrower becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; or (C) there occurs a material adverse change in Borrower's financial condition or in the value of any collateral securing this Note.

c. Limitation of Responsibility. The making of any advance by Lender shall not constitute or be interpreted as either (A) an approval or acceptance by Lender of the work done through the date of the advance, or (B) a representation or indemnity by Lender to any party against any deficiency or defect in the work or against any breach of any contract. Inspections and approvals of the Plans and Specifications, the improvements, the workmanship and materials used in the improvements, and the exercise of any other right of inspection, approval, or inquiry granted to Lender in this Agreement are acknowledged to be solely for the protection of Lender's interests, and under no circumstances shall they be construed to impose any responsibility or liability of any nature whatsoever on Lender to any party. Neither Borrower nor any contractor, subcontractor, materialman, laborer, or any other person shall rely, or have any right to rely, upon Lender's determination of the appropriateness of any advance. No disbursement or approval by Lender shall constitute a representation by Lender as to the nature of AZ Expansion, its construction, or its intended use for Borrower or for any other person, nor shall it constitute an indemnity by Lender to Borrower or to any other person against any deficiency or defects in AZ Expansion or against any breach of any contract.

7. Interest After Default. At Lender's option and without prior notice, upon the occurrence of an Event of Default under this Note or any Related Documents, Lender may increase the interest rate applicable to the Note to twelve (12%) percent per annum, compounded annually (the "Default Rate"). Lender shall give written notice to Borrower of Lender's imposition of the Default Rate. If the Note is not paid on the Maturity Date, Lender may impose the Default Rate from the Maturity Date to the date paid in full without notice. Lender's imposition of the Default Rate shall not constitute an election of remedies or otherwise limit Lender's rights concerning other remedies available to Lender as a result of the occurrence of an event of default. In the event of a conflict between the provisions of this paragraph and any other provision of this Note or any Related Document, the provisions of this paragraph shall control.

8. Security. This Promissory Note is secured by a Security Agreement and Deed of Trust of even date herewith.

9. Default. Each of the following shall constitute an event of default ("Event of Default”) under this Note:

a. Payment Default. Borrower fails to make any payment when due under this Note.

b. Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower, after Lender has given Borrower written notice specifying the default and Borrower has failed to cure the default within fifteen (15) calendar days thereafter.

c. Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may, in Lender’s commercially reasonable judgment, materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the documents related to or executed in connection with this Note (the “Related Documents”).

d. False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf, under this Note or any Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

e. Dissolution or Insolvency. The dissolution of Borrower, any member withdraws from Borrower, or any other termination of any Borrower's existence as a going business, the insolvency of any Borrower, the appointment of a receiver for any part of any Borrower's property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower not dismissed within sixty (60) days.

f. Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of any Borrower or by any governmental agency. However, this Event of Default shall not apply if there is a good faith dispute by such Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if such Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its commercially reasonable discretion, as being an adequate reserve or bond for the dispute.

10. Lender's Rights. Upon an Event of Default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

11. Attorney's Fees; Expenses. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender the reasonable costs of such collection. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

12. Application of Payments. Unless otherwise agreed, all sums received from Borrower may be applied to interest, fees, principal, or any other amounts due to Lender in any order at Lender's sole discretion.

13. Further Assurances. The parties hereto agree to do all things deemed reasonably necessary by Lender in order to fully document the loan evidenced by this Note and any Related Documents. The undersigned agree to assist in the cure of any defects in the execution, delivery or substance of the Note and Related Documents to the extent consistent with the understanding of the parties.

14. Successors in Interest. The terms of this Note shall be binding upon Borrower, and upon Borrower's successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

15. General Provisions. Lender may delay or forgo enforcing any of its rights or remedies under this Note without waving those rights. Borrower and any other person who signs or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party; and take any other action deemed necessary by Lender without the consent of or notice to anyone.

16. Borrower's Representations and Warranties. Borrower represents and warrants to Lender that Borrower has been duly organized under the laws of the State of Arizona and has the requisite power and authority to enter into and perform this Note, the Related Documents, and instruments required to be executed and delivered by Borrower pursuant hereto. This Note has been duly executed and delivered by Borrower, and is a valid and binding obligation of Borrower enforceable in accordance with its terms. This Note, the Related Documents, and instruments required to be executed and delivered by Borrower pursuant hereto have each been duly authorized by all limited liability company action on the part of Borrower and such execution, delivery and performance does not and will not conflict with or result in a violation of Borrower’s certificate of formation or other organizational documents of Borrower or any judgment, order or decree of any court or arbiter to which Borrower is a party, or any agreement to which Borrower is bound or subject.

17. Waiver of Right to Jury Trial. Borrower hereby knowingly, voluntarily and intentionally waives any right it may have to a trial by jury in respect of any litigation arising out of, under or in connection with this Note, the Related Documents, or the transactions contemplated herein. Borrower hereby certifies that no representative or agent of the Lender or the Lender's counsel has represented, expressly or otherwise, that the Lender would not, in the event of such litigation, seek to enforce this waiver of right to jury trial provision. Borrower acknowledges that the Lender has been induced to make the loan evidenced by this Note by, among other things, the provisions of this section.

18. Governing Law. This Note is and shall be deemed entered into in the State of Arizona and shall be governed by and construed in accordance with the laws of the State of Arizona and no defense given or allowed by the laws of any state or country shall be interposed in any action or proceeding hereof unless such defense is also given or allowed by the laws of the State of Arizona. In the event that any word, phrase, clause, sentence, or other provision hereof shall violate any applicable statute, ordinance or rule of law in any jurisdiction in which it is used, such provisions shall be ineffective to the extent of such violation without invalidating any other provision hereof.

19. Jurisdiction and Venue. With respect to any claim arising out of this Note or any other agreement to or for the benefit of Lender, Borrower (a) irrevocably submits, for itself and its property, to the exclusive jurisdiction and venue of the courts of Maricopa County, Arizona, and any appellate courts therefrom, and (b) irrevocably waives any objection which it may have at any time to venue of any suit, action or proceeding arising out of or relating to this Note or any Related Document brought in any such court, (c) irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and (d) further irrevocably waives the right to object with respect to such claim, suit, action or proceeding brought in any such court that such court does not have jurisdiction over it. Borrower irrevocably and unconditionally consents to the service of process in any such suit, action or proceeding in the aforesaid court by the mailing of copies of such process by certified mail to Borrower’s address above.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date set forth above written.

BSSD GROUP, LLC, An Arizona limited liability company

By:       ITEM 9 LABS CORP.

A Delaware corporation

Its Manager

By: _______________________________

Bryce Skalla, President

Exhibit B

Guaranty

ARIZONA

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is dated and effective September 11, 2018, and is made by Item 9 Labs Corp., a Delaware corporation (“Guarantor”) to and for the benefit of Viridis Group I9 Capital, LLC, an Arizona limited liability company (“Lender”).

Recitals

A. For sufficient value, BSSD Group LLC, an Arizona limited liability company (“Borrower”) executed a Promissory Note dated September 11, 2018 (the “Note”) in the principal amount of up to $1,200,000 for the benefit Lender as Note Holder.

B. In order to induce Lender to convey its assets to Borrower, Guarantor agrees to personally guarantee the obligations of Borrower under the Note as provided herein.

C. Guarantor is the owner of 100% of the membership interests in the Borrower, and acknowledges that it is receiving an indirect benefit from the funding of the Note by the Lender.

Agreement

IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1. Guarantee.

(a)	Guarantor, severally and unconditionally, guarantees to Lender the full and prompt payment of the principal and any interest at the rate specified under the Note, in lawful money of the United States, upon demand when due, whether at maturity or by acceleration or otherwise, including but not limited to, all of Borrower’s present and future obligations under the Note, and all modifications, amendments, restatements, extensions and renewals thereof, whether for principal, interest or otherwise.

(b)	In addition, Guarantor agrees to pay Lender any and all expenses, including, without limitation, attorneys’ fees, court costs and related legal expenses incurred by Lender in connection with the enforcement of this Guaranty.

(c)	All of the obligations, indebtedness and liabilities of Guarantor set forth in this Section 1 are referred to herein as the “Obligations.”

2. Obligations Absolute. The Obligations of the Guarantor hereunder are primary, absolute and unconditional and are intended as a continuing guaranty of payment and performance by Guarantor. Guarantor acknowledges having been provided with a copy of the Note and having consulted with counsel concerning Guarantor’s Obligations hereunder.

3. No Impairment of Liability. Guarantor agrees that Guarantor’s liability hereunder will not be released, reduced, impaired or affected by any one or more of the following events: (a) Lender’s obtaining additional collateral from Borrower or any other person to secure payment or performance of the Note; (b) the assumption of liability by any other person (whether as guarantor or otherwise) for payment or performance under the Note; (c) the release, surrender, exchange, loss, termination, waiver or other discharge of any collateral securing payment or performance under the Note; (d) the subordination, relinquishment or discharge of the Lender’s rights relating to the Note or any collateral described therein; (e) the foreclosure upon any collateral given to secure any liability of Borrower by judicial or non-judicial sale (though it is acknowledged that no collateral was pledged in connection with the origination of the Note or this Guaranty); (f) the loss or impairment of any right of subrogation of the Guarantor; (g)  (h) the insolvency, bankruptcy, reorganization, discharge, waiver or other exoneration of the Borrower or any other person now or hereafter liable for payment or performance of the Obligations; (i) the renewal, consolidation, extension, modification, rearrangement or amendment from time to time of the Note, including, without limitation, the extension of the maturity date of the Note; (j) the failure, delay, waiver or refusal by Lender to exercise any right or remedy held by Lender under the Note; (k) Lender’s application of any monies available to Lender in payment or reduction of any of the Obligations in such manner and such amounts and at such times and in such order of priority as Lender may see fit to the payment or reduction of such portions of the Obligations as Lender may elect; (l) the sale, encumbrance, transfer or other modification of the ownership of the Borrower or the Borrower’s assets, or the change in the financial condition or management of the Borrower; (m) the invalidity, unenforceability or insufficiency of any provision of the Note or any collateral securing payment or performance thereunder; or (n) the failure of the Guarantor to receive notice of any one or more of the foregoing actions or events.

4. Waivers by Guarantor. Guarantor hereby expressly waives (a) diligence, presentment, protest, notice of dishonor, demand for payment, notice of nonpayment or nonperformance; (b) notice of the acceptance of this Guaranty; (c) notice of the existence or creation of all or any part of the Obligations of Borrower; (d) notice of termination as to future liability given by any other guarantor; (e) notice of demand, advertisement or notice of time or place of sale of any Collateral securing any of the Borrower’s Obligations; (f) all presentments, demands for performance, notices of nonperformance, protests and all other notices whatsoever; (g) any right to require Lender to proceed against Borrower or any security held in relation to the Borrower’s Obligations or to pursue any other right or remedy in Lender’s power; (h) any right to contest the enforcement of this Guaranty by virtue of any statute of limitations or other law varying the terms of this Guaranty; (i) any other defense available to Guarantors at law or in equity; or (j) and the right to interpose counterclaims or setoffs of any kind or description in any litigation arising under this Guaranty.

5. Amendments. No provision or term of this Guaranty may be amended, modified, revoked, supplemented, waived or otherwise changed except by a written instrument duly executed by Guarantor and Lender and designated as an amendment, supplement or waiver

6. Transfer of Assets. Guarantor will not voluntarily or involuntarily transfer title to any of his or her material assets without fair consideration or take any other action or suffer the same to be done, which would have a materially adverse effect on Guarantor’s ability to fulfill his Obligations to Lender hereunder.

7. Notices. Any notice given to any party in connection with this Guaranty shall be in writing, shall be (i) hand delivered, (ii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) sent by Federal Express or other nationally recognized overnight courier service, and if hand delivered shall be deemed received when delivered, if mailed shall be deemed received one day after having been deposited in the United States mail, postage prepaid, and if sent by Federal Express or other nationally recognized overnight courier service shall be deemed received one business day after having been deposited with Federal Express or other nationally recognized overnight courier service if designated for next-day delivery, addressed as follows:

If to Lender to:

Viridis Group I9 Capital, LLC

2727 N. 3rd Street, Suite 301

Phoenix AZ 85004

If to Guarantor to:

Item 9 Labs Corp.

2033 N. Overfield Road

Casa Grande, AZ 85194

Either party may change its address for notices by giving the other party notice thereof.

8. Counterparts. This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

9. Captions and Pronouns. The captions and headings of the various sections of this Guaranty are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof.

10. Binding Effect. This Agreement will be binding on the Guarantor and his successors and permitted assigns, and will inure to the benefit of the Lender and all successors and permitted assigns of the Lender. Guarantor consents to the assignment of all or any portion of the rights of the Lender hereunder in connection with any assignment of the rights of the Lender under the Note without notice to the Guarantor.

11. Rights Cumulative. Each right, power and remedy of Lender under this Guaranty and the Note is cumulative and in addition to every other right, power or remedy, existing or implied, given now or hereafter existing, at law or in equity, and each and every right, power and remedy set forth herein or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Lender, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy; and no delay or omission of Lender in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any default or acquiescence therein.

12. Waiver. Lender shall not be deemed to have waived any provision of this Guaranty or the Note unless such waiver is in writing and is signed by Lender.

13. Choice of Law. This Agreement has been negotiated, executed and delivered in Scottsdale Arizona, and is intended to be construed in accordance with the laws of the State of Arizona.

14. Time of the Essence. Time is of the essence hereof with respect to the dates, terms and conditions of this Guaranty.

IN WITNESS WHEREOF, the Parties have duly executed this Personal Guaranty the date first above written.

ITEM 9 LABS CORP.

A Delaware corporation

By: ________________________

Bryce Skalla, President

Exhibit C

DEED OF TRUST AND SECURITY AGREEMENT

ARIZONA

RECORDING REQUESTED BY: Viridis Group I9 Capital, LLC AND WHEN RECORDED MAIL TO: 2727 N. 3rd Street, Suite 301 Phoenix AZ 85004 Attn: Andrew Bowden, Manager
ESCROW NO.:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

CONSTRUCTION DEED OF TRUST, SECURITY AGREEMENT,

AND ASSIGNMENT OF RENTS AND FIXTURE FILING

[Arizona]

Date:	September 11, 2018

Trustor:	BSSD GROUP, LLC, an Arizona limited liability company
whose address is:	2033 N. Overfield Rd
Casa Grande, AZ 85194

Beneficiary:	Viridis Group I9 Capital, LLC, an Arizona limited liability company
whose address is:	2727 N. 3rd Street, Suite 301
Phoenix AZ 85004
Attn: Andrew Bowden, Manager

Trustee:	Chicago Title Agency, Inc.
6710 N. Scottsdale Rd., Suite 100
Scottsdale, AZ 85253

This Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing (“Deed of Trust”) is made on the above date between the Trustor, Trustee, and Beneficiary above named.

WITNESSETH: That Trustor irrevocably grants and conveys to Trustee in Trust, with Power of Sale, all of the following described property, both real and personal (collectively, the “Property”):

A. The certain tract or parcel of land being legally described on Exhibit A hereto (the “Land”);

B. All buildings, structures and improvements of every nature whatsoever now or hereafter constructed and/or situated on the Land, and all fixtures, machinery, appliances, equipment, furniture and personal property of every kind and nature whatsoever now or hereafter owned or leased by Trustor and located in, on or attached to, and used or intended to be used in connection with the Land, buildings, structures or other improvements, or in connection with any construction being conducted or which may be conducted on the Land, and owned by Trustor, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing (collectively, the “Improvements”);

C. All easements, rights-of-way, gores or strips of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and all appurtenances whatsoever, in any way belonging, relating or appertaining to any of the Land, or which hereinafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Trustor;

D. All of the estate, right, title and interest of Trustor of, in and to (i) all judgments, insurance proceeds, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the Property or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Property or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Property or any part thereof, and Beneficiary is hereby authorized to collect and receive the awards and proceeds and to give proper receipts and acquittances therefor, and (if it so elects) to apply the same toward the payment of the indebtedness and other amounts secured hereby, notwithstanding the fact that the amount owing may not then be due and payable; (ii) all contracts rights, general intangibles, actions and rights in action, including without limitation all rights to insurance proceeds and unearned premiums arising from or relating to the Property; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Property;

E. All rents, issues, profits, other income and other benefits that are now due or hereafter may become due by reason of the lending, leasing, or bailment of all or a portion of the Property or use or occupancy thereof to which Trustor may now or hereafter be entitled to and have received (collectively, the “Property Income”), to be applied against the indebtedness and other sums secured hereby;

F. Subject to the rights of the Trustor hereunder, all right, title and interest of Trustor in and to any and all leases now or hereafter which grant a possessory interest in, or the right to use or occupy, all of part of the Property, together with all security therefor and all amounts payable thereunder, and all books and records which account for payments made under the leases and all security therefor (collectively, the “Leases”); and

G. All right, title and interest of Trustor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all accounts; (b) all cash and cash equivalents; (c) all general intangibles; (d) all deposit accounts, and any replacement or successor accounts relating thereto; (e) all documents; (f) all instruments; (g) all inventory; (h) all chattel paper; (i) all commercial tort claims; (j) all equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof); (k) all goods; (l) investment property, including, without limitation, all swap contracts, commodity accounts, commodity contracts, securities, security entitlements and securities accounts; (m) contract rights; (n) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by Borrower or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; (o) furniture and removable fixtures; and (p) to the extent not otherwise included, all accessions, proceeds and products of any and all of the foregoing.

Due on Sale: The unpaid balance, including accrued interest, fees and penalties, is immediately due and payable in the event that the Premises is sold, transferred, or conveyed in any manner, unless otherwise prohibited by law.

THIS DEED OF TRUST is entered into by the Trustor, Trustee and Beneficiary. Trustor irrevocably grants and conveys to Trustee in Trust, with Power of Sale, the Property, together with leases, rents, issues, profits, or income generated by the Property (collectively, the “Property Income”); SUBJECT, HOWEVER, to the right, power and authority given to and conferred upon Beneficiary to collect and apply the Property Income; AND SUBJECT TO existing taxes, assessments, liens, encumbrances, covenants, conditions, restrictions, rights of way, and easement of record.

This Deed of Trust has been granted to secure: 1) performance of each agreement of Trustor contained in this Deed of Trust; 2) all indebtedness and interest that may arise out of any construction financing advances provided by Beneficiary as contemplated under the Loan and Revenue Participation Agreement (the “Loan Agreement”); as evidenced by that certain Promissory Note of even date herewith (the “Note”), and any extensions or renewals of the Note, in the principal sum of up to $1,200,000.00 executed by Trustor, in favor of Beneficiary or order; and 3) payment of additional sums and interest on these additional sums which may be loaned to Trustor, or Trustor’s successors or assigns, after the date of this Deed of Trust when evidenced by a promissory note reciting that they are secured by this Deed of Trust.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR AGREES:

1. To keep the Property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building thereon which may be damaged, or destroyed and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws affecting the Property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; not to commit, suffer, or permit any act upon the Property in violation of law; and do other acts which from the character or use of the Property may be reasonably necessary, the specific enumerations herein not excluding the general. If this Deed of Trust encumbers a unit in a condominium or a planned unit development, Trustor shall perform when due all of Trustor’s obligations under the declaration or covenants creating or governing the condominium or planned unit development, the bylaws and regulations of the condominium or planned unit development and all related documents.

2. To keep the improvements now existing or hereafter erected on the Real Property insured against loss by fire, hazards included within the term “all risk,” in such amounts (including replacement cost coverage) and for such periods as Beneficiary may require, but in no event less than the principal balance due under the Note secured by this Deed of Trust. Trustor shall also insure all fixtures encumbered hereby against the same loss hazards in an amount acceptable to Beneficiary. Beneficiary shall be named as an insured mortgagee. In the event of loss, all property and casualty insurance proceeds shall be payable jointly to Trustor and Beneficiary and shall be applied as directed by Beneficiary in its sole discretion. Any application for or release of any insurance proceeds shall not cure or waive any default under the Note or this Deed of Trust or any notice of Trustee’s sale hereunder or invalidate any act done pursuant to such notice. In the event of a conveyance to Beneficiary, or other transfer of title to the Property in extinguishment of the indebtedness secured by this Deed of Trust, all right, title, and interest of Trustor in and to any insurance policies then in force and proceeds thereof shall pass to the purchaser or grantee. The hazard insurance policy shall contain a standard non-contributory mortgage clause in favor of Beneficiary and shall provide that the policies cannot be cancelled or materially changed without thirty (30) days' prior written notice to Beneficiary. Trustor shall provide Beneficiary with satisfactory and complete certificates of insurance and copies of all policies. In the event of loss, Trustor shall give prompt notice to the insurance carrier and to Beneficiary. Beneficiary may make proof of loss if not made promptly by Trustor. If the Real Property is located in whole or in part in a flood hazard area as designated by the appropriate government entity, Trustor shall procure and keep in force such flood insurance as may be required to meet any applicable requirements of federal, state or local laws, regulations or ordinances. The insurance carriers providing all insurance shall be chosen by Trustor subject to approval by Beneficiary.

3. Trustor shall fully cooperate with respect to any action or proceeding which may reasonably affect the rights or powers of Beneficiary or Trustee hereunder, and in connection therewith, permit Beneficiary or Trustee, at its election to participate in such proceedings. In any suit brought by Beneficiary or Trustee to foreclose this Deed of Trust, Trustor agrees to pay all costs and expenses of Beneficiary and Trustee, including reasonable attorney’s fees, actually incurred in connection therewith.

4. To pay before delinquent all taxes and assessments affecting the Property; when due, all encumbrances, charges, and liens, with interest, on the Property or any part thereof, which appear to be prior or superior hereto; all costs, fees, and expenses of the Trust, including, without limiting the generality of the foregoing, the fees of Trustee for issuance of any Deed of Partial Release and Partial Reconveyance, or Deed of Release and Full Reconveyance, and all lawful charges, costs, and expenses in the event of reinstatement of, following default under, this Deed of Trust or the obligations secured hereby.

Should Trustor fail to make any payment or to do any act as required in the Note or Deed of Trust, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest, or compromise any encumbrance, charge, or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such power, pay necessary expenses, employ counsel, and pay his reasonable fees.

Should Trustor fail to make any tax and assessment payment or fail to maintain the insurance required herein, Beneficiary may establish an account servicing arrangement, with an account servicing agent designated by Beneficiary, at the Trustor’s sole cost and expense, in order to impound for taxes, assessments, and insurance and to otherwise collect sums due under the Note and this Deed of Trust.

5. To pay immediately and without demand all sums expended by Beneficiary or Trustee pursuant to the provisions hereof, together with interest from date of expenditure at the same rate as is provided for in the Note secured by this Deed of Trust or at the highest legal rate, whichever be the greater rate. Any amounts so paid by Beneficiary or Trustee shall become a part of the debt secured by this Deed of Trust and a lien on the premises or immediately due and payable at option of Beneficiary or Trustee.

6. Not to sell, convey, transfer, or dispose of the Property, or any part thereof, or any interest therein, either voluntarily or involuntarily, or agree so to do, without the written consent of Beneficiary being first obtained, which consent shall be at the sole and absolute discretion of Beneficiary. Consent to one such transaction shall not be deemed a waiver of the right to require such consent to any future or successive transactions. Acceptance by Beneficiary from any transferee or person other than Trustor of any payment(s) for application on the unpaid balance of the Note shall not constitute a waiver of Beneficiary's rights as granted pursuant to this paragraph. In the event that Trustor is other than a natural person, any transfer or series of transfers of the capital stock of or ownership interests in Trustor resulting in a change in ownership of more than forty nine percent (49%) of the voting stock or ownership interests in the aggregate shall constitute a transfer within the meaning of this paragraph.

7. To indemnify and hold Beneficiary harmless from and against and to reimburse Beneficiary with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses, including but not limited to Beneficiary's costs, of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Beneficiary by reason of or arising out of any violation of any "Applicable Environmental Law," as hereinafter defined, in effect (including without limitation the presence on the Property or release from the Property of hazardous substances or solid waste disposed of or otherwise released from the Property), The terms "hazardous substance" and "release" shall have the meanings specified in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), and the terms "solid waste" and "disposed" shall have the meanings specified in the Resource Conservation and Recovery Act of 1976 ("RCRA"); provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further to the extent that state laws establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. The provisions of this paragraph shall survive the release of this Deed of Trust or any foreclosure of this Deed of Trust and shall continue thereafter in full force and effect. As used herein, the term Applicable Environmental Law shall include CERCLA, RCRA and all other state and local government laws of like nature, as each may now exist or be hereinafter amended, supplemented or replaced and any other laws of the United States of America or state or local government now existing or hereafter enacted which pertain to hazardous or toxic substances on or from the Property, the environmental condition of the Property or the environmental contamination of or from the Property.

IT IS MUTUALLY AGREED:

8. Trustor hereby absolutely and unconditionally assigns to Beneficiary and Trustee, all of Trustor's right, title and interest in and to all current and future leases and all Property Income arising therefrom; it being intended by Trustor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, Beneficiary grants to Trustor a revocable license to collect and receive the Property Income provided that the existence or exercise of such license shall not operate to subordinate the assignment provided for in this Deed of Trust to any subsequent assignment. The assignment contained herein shall be fully operative without any further action on the part of either party, and upon any default, Beneficiary may at any time, without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Property or any part thereof, in Beneficiary’s own name sue for or otherwise collect the Property Income, including that past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of the Property Income, and the application thereof as aforesaid, shall not cure or waive any default or notice of Trustee's sale hereunder or invalidate any act done pursuant to the notice.

9. Any award of damages in connection with any condemnation or any such taking, or for injury to the Property by reason of public use, or for damages for private trespass or injury thereto, is assigned and shall be paid to Beneficiary as further security for all obligations secured hereby (reserving unto the Trustor, however, the right to sue therefor and the ownership thereof subject to this Deed of Trust), and upon receipt of such monies Beneficiary may hold the same as such further security, or apply or release the same in the same manner and with the same effect as the above provided or disposition of proceeds of fire or other insurance.

10. Time is of the essence of this Deed of Trust, and that by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

11. In addition to creating a lien against the Property, this Deed of Trust constitutes a security agreement within the meaning of the Arizona Uniform Commercial Code (“UCC”), and is intended to and does hereby create a security interest in favor of Beneficiary in all fixtures, equipment, Property Income and other personal property of Trustor, and all replacements and substitutions thereof (collectively, the "Personal Property") at any time situated on or used in connection with the maintenance and operation of the Property. This Deed of Trust shall constitute a “fixture filing” within the meaning of the UCC and shall be self-operative with respect to such Personal Property, but Trustor shall execute and deliver on demand from Beneficiary one or more security agreements, financing statements and other instruments as Beneficiary may request in order to impose the lien hereof more specifically upon any such Personal Property, the terms and conditions thereof to be as required by Beneficiary, in Beneficiary's sole and absolute discretion. The security interest in the Personal Property as created hereby (the “Security Interest”) shall be subject to the right of Trustor and tenants of Trustor to replace any such Personal Property from time to time so long as the replacement Personal Property has a fair market value, as determined by Beneficiary, in Beneficiary's sole and absolute discretion, equal to, or greater than the fair market value of the Personal Property replaced. The Personal Property may be moved about and relocated from time to time within the Property without the prior consent of Beneficiary first obtained. Trustor agrees that all Property of every kind and nature and description, whether real or personal, covered by this Deed of Trust, together with all Personal Property covered by the security interest granted hereby, encumbered as one unit, and upon default by Trustor under the Note secured hereby, or under this Deed of Trust, or any security agreement given pursuant to this paragraph, in addition to the remedies available to a secured party under the Code, this Deed of Trust and such Security Interest, at Beneficiary's option, may be foreclosed or sold in the same proceeding in accordance with the provisions of Arizona law, and all of the Property (both realty and personalty) may, at Beneficiary's option, be sold as such in one unit as a going business. The filing of any financing statement relating to any Personal Property or rights or interest generally or specifically described herein shall not be construed to diminish or alter any of Beneficiary's rights or priorities hereunder.

The Security Interest, at all times, shall be prior to any other interests in the Personal Property except any lien or security interest granted in connection with any permitted exception. Trustor shall act and perform as necessary and shall execute and file all security agreements, financing statements, continuation statements and other documents requested by Beneficiary to establish, maintain and continue the perfected Security Interest. Trustor, on demand, shall promptly pay all costs and expenses of filing and recording, including the costs of any searches, deemed necessary by Beneficiary from time to time to establish and determine the validity and the continuing priority of the Security Interest.

Except as provided herein, Trustor shall not sell, transfer, assign or otherwise dispose of any Personal Property or any interest therein without obtaining the prior written consent of Beneficiary, except Personal Property that Trustor may dispose of Personal Property in the ordinary course of business that is obsolete and which Trustor replaces with Personal Property of similar value and function. Trustor shall keep the Personal Property free of all security interests or other encumbrances, except the Security Interest and any security interests and encumbrances granted in connection with any Permitted Exception. Although proceeds of Personal Property are covered hereby, this shall not be construed to mean that Beneficiary consents to any sale of the Personal Property. Trustor shall keep and maintain the Personal Property in good condition and repair, and shall promptly replace any part thereof that from time to time may become obsolete. Except for purposes of replacement and repair, Trustor, without the prior written consent of Beneficiary, shall not remove, or permit the removal of, any Personal Property from the Land.

Trustor hereby warrants, covenants and agrees that: (i) the Personal Property is or will be used primarily for business (other than farm) purposes; (ii) the Personal Property will be kept at the Land; and (iii) Trustor's records concerning the Personal Property will be kept at Trustor's address as set forth in the beginning of this Deed of Trust.

Trustor represents and warrants that: (i) the name specified above for Trustor is the true and correct legal name of Trustor, and (ii) the address specified above is the mailing address of Trustor. Trustor shall give Beneficiary immediate written notice of any change in the location of: (i) Trustor's chief executive office as set forth in the beginning of this Deed of Trust; (ii) the Personal Property or any part thereof; or (iii) Trustor's records concerning the Personal Property. Trustor shall give Beneficiary sixty (60) days prior written notice of any change in the name, identity, state of formation, organizational identification number, or organizational structure of Trustor.

Upon its recording in the real property records, this Deed of Trust shall be effective as a financing statement filed as a fixture filing. In addition, a carbon, photographic or other reproduced copy of this Deed of Trust and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. The filing of any other financing statement relating to any personal property, rights or interest described herein shall not be construed to diminish any right or priority hereunder.

12. That upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust and the Note to Trustee for cancellation and retention, and upon payment of its fees, Trustee shall release and reconvey, without covenant or warranty, express or implied, the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The Grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

13. Except as otherwise required by applicable law, all notices or other communications required or permitted under this Deed of Trust shall be in writing, and shall be personally delivered or sent to the mailing address of the party entitled to receive such notice by registered or certified mail, return receipt requested, with postage fully prepaid or receipted overnight courier, and shall be deemed received upon the earlier of (a) the date of delivery, if personally delivered, (b) three (3) business days after the date of deposit in the U.S. Mail, if mailed, or (c) the one (1) business day after delivery to an overnight courier.

14. That (a) upon default by Trustor in the payment of any principal or interest under the Note secured by this Deed of Trust when due, with such failure continuing for 10 days after written notice thereof to Trustor, (b) upon default by Trustor in the payment of any other indebtedness secured by this Deed of Trust that is not subject to reasonable dispute or controversy, with such failure continuing for ten days after written notice thereof to Trustor, or (c) upon the occurrence of one or more of the following events, each of which is an event of default under this Deed of Trust: (i) Trustor voluntarily files a petition or case under any state insolvency law or any Federal Bankruptcy Code, and that petition is not withdrawn within 60 days, (ii) an involuntary petition or case is filed against Trustor under any state insolvency law or any Federal Bankruptcy Code and the petition is not withdrawn, discharged, stayed, or dismissed for more than 60 days or the court in which such petition is pending approves it or Trustor is adjudicated a bankrupt or becomes a debtor or debtor in possession in any such proceeding, or (iii) Trustor makes an assignment for the benefit of creditors , then Beneficiary may, at its option, and in its sole discretion, declare all sums secured hereby immediately due and may, at its option, and in its sole discretion, by delivering to Trustee a written declaration setting forth the Trustor’s default and may demand that the Property be sold pursuant to a trustee’s sale. Beneficiary will also deposit with Trustee this Deed of Trust and all note(s) and other documents evidencing expenditures secured by this Deed of Trust. Trustee will record and give notice of trustee’s sale in the manner required by law. Trustee will sell, in the manner required by law, the Property at public auction at the time and place fixed in the notice of trustee’s sale to the highest bidder for lawful money of the United States, payable at time of sale. Trustee may postpone or continue the sale by giving notice of postponement or continuance by public declaration at the time and place last appointed for the sale. Trustee will deliver to the purchaser its deed conveying the property so sold, but without any covenant or warranty, expressed or implied. Any person, including Trustor, Trustee, or Beneficiary may purchase at the trustee’s sale. After deducting all costs, fees and expenses of Trustee and of this Trust, including the cost of evidence of title in connection with sale and reasonable attorney’s fees of Trustee, Trustee will apply the proceeds of sale to payment of all sums then secured by this Deed of Trust including all other sums due under the terms of this Deed of Trust. To the extent permitted by law, an action may be maintained by Beneficiary to recover a deficiency judgment for any balance remaining unsatisfied after application of the proceeds of the trustee’s sale. In lieu of sale pursuant to the power of sale conferred by this Deed of Trust, this Deed of Trust may be foreclosed in the manner provided by law for the foreclosure of mortgages on real property. Beneficiary also retains all other rights and remedies available to it at law or in equity. All rights and remedies are cumulative. If the Property encumbered by this Deed of Trust is located in more than one county, regardless of whether the Property is contiguous or not, the Trustee may sell all of the Property in any one of the counties in which part of the Property is located; and, unless Trustee receives contrary written instructions from the Beneficiary or Trustor, Trustee may sell all of the Property either in parcels or in whole. If the indebtedness secured hereby is secured by one or more other Deeds of Trust, then upon default of Trustor in the payment of the indebtedness or performance of any other agreement secured hereby, the Trustee may sell the Property subject to the Deed of Trust and to any other Deeds of Trust securing the indebtedness at Trustee's sales conducted serially. The undersigned Trustor requests that a copy of any notice of Trustee's sale hereunder be mailed to Trustor at the mailing address set forth herein.

15. Beneficiary may appoint a successor Trustee in the manner prescribed by law. A successor Trustee herein shall, without conveyance from the predecessor Trustee, succeed to all the predecessor's title, estate, rights, powers, and duties. Trustee may resign by mailing or delivering notice thereof to Beneficiary and Trustor.

16. This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors, and assigns. The term Beneficiary shall mean the owner and holder of the Note secured hereby, whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and neuter, and the singular number includes the plural.

17. That Trustor for itself and all who may claim through or under Trustor, waives, to the fullest extent permitted by law, any and all (a) homestead rights, (b) rights to reinstatement, and (c) rights to have the property comprising the Property marshaled upon any trustee’s sale or foreclosure of all or any portion of the Property. Beneficiary named on this Deed of Trust shall be subrogated to the lien, notwithstanding its release of record of any prior mortgage, Trust Deed or other encumbrance paid or discharged from the proceeds of the Note secured hereby or from any advance made by the Beneficiary. This right of subrogation shall not be affected by the creation or declaration of homestead on the Property.

18. That Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

19. This Deed of Trust will be governed by the laws of the State of Arizona without regard to its conflicts of law provisions. This Deed of Trust has been accepted by Beneficiary in the State of Arizona. If any provision or clause of this Deed of Trust or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Deed of Trust or the Note which can be given effect without the conflicting provision, and to this end the provisions of this Deed of Trust and the Note are declared to be severable.

20. This Deed of Trust secures an obligation incurred for the construction of improvements on land. This Deed of Trust is a “construction mortgage” and is entitled to the benefits of A.R.S. Section 47-9334.

Remainder of Page Intentionally Left Blank

Signature Appears Next Page

IN WITNESS WHEREOF, the undersigned hereto has duly executed this Deed of Trust as of the Date set forth above.

TRUSTOR:

BSSD GROUP, LLC,

an Arizona limited liability company

By:    Item 9 Labs Corp.,

a Delaware corporation

Its:     Manager and Member

By: _________________________

Name: Bryce Skalla

Its:     President

STATE OF ARIZONA    )

) SS:

County of __________   )

The foregoing instrument was acknowledged before me this ____ day of ______________, 2019, by Bryce Skalla, President of Item 9 Labs Corp., a Delaware corporation, the Manager and Member of BSSD GROUP, LLC, an Arizona limited liability company, being authorized to do so.

My Commission Expires:

_______________________

Notary Public

EXHIBIT A

(Legal Description)

A parcel of land lying in and being a part of the Southwest quarter of Section 24, T6S-R7E, G&SRM, Pinal County, Arizona, more particularly described as the follows:

Commencing at the South quarter corner of said Section 24, a found Arizona Department of Transportation brass cap in hand hole, from whence the Southwest corner of said Section 24, a found Arizona Department of Transportation brass cap in hand hole, bears N89°36'44"W, a distance of 2606.89'; thence, N01°14'53"E along the cast line of the Southwest quarter of said Section 24, a distance of 1388.14', a set ½” iron pin capped LS 17278, to the TRUE POINT OF BEGINNING;

Thence, S89°59'36"W, a distance of 755.60', a set ½'' iron pin capped LS 17278;

Thence, N01°14'55"E, a distance of 288.25', a set ½'' iron pin capped LS 17278;

Thence, N89°59'36"E, a distance of 755.60', a set ½'' iron pin capped LS 17278;

Thence, S01°14'53"W, a distance of 288.25', to the TRUE POINT OF BEGINNING.

Contains in all 5.00 Acres or 217,750.0 SF more or less.

Exhibit D

Promissory Note

Nevada

PROMISSORY NOTE

Total Principal Amount:	$1,500,000
Issue Date:	September 28, 2018
Location of Execution:	Scottsdale, Arizona
Promissory Note Due Date:	September 27, 2023
Interest Rate:	0% interest in lieu of Gross Revenue Participation
Payment Obligations:	Monthly Payments to begin 30 days after Nevada Facility construction commences; Gross Revenue Participation payments due quarterly and applied in lieu of interest to the principal balance of this Note, with such payments to begin at the end of Deferment Period.
Borrower:	Item 9 Properties, LLC
Borrower’s Address:	2033 N. Overfield Rd, Casa Grande, AZ 85194
Lender:	Viridis Group I9 Capital, LLC
Lender’s Address:	2727 N. 3rd Street, Suite 301
Phoenix AZ 85004

For Value Received, the Borrower, with its address of record being Borrower’s Address, promises to pay to the order of the Lender the Total Principal Amount advanced to the Borrower, from time to time, until paid in full pursuant to the terms of this Promissory Note (this “Note”). The Principal shall be due and payable, if not sooner paid, on or before the Promissory Note Due Date.

1.   Definitions. In addition to: (i) terms defined in the Secured Promissory Note and Revenue Participation Purchase Agreement of even date herewith (the “Loan Agreement”), and (ii) terms defined above or otherwise defined in the body of this Note, the following terms will have the meanings indicated below and will be used as defined terms in connection with this Note.

“Borrower’s Interest” means only the Borrower’s ownership interest in the Nevada Operations.

“Nevada Construction” means the construction for an approximately 20,000 square foot facility located at LOT ONE (1) IN BLOCK THIRTY-SEVEN (37) OF CALVADA VALLEY UNIT NO. 11 AS SHOWN BY MAP THEREOF RECORDED FEBRUARY 5, 1974 AS FILE NO. 40749 IN THE OFFICE OF THE COUNTY RECORDER OF NYE COUNTY, NEVADA.

“Nevada Operations” means the commencement of operations resulting from the completion of the Nevada Construction.

“Deferment Period” means the period commencing on the Issue Date and ending on the date which is 90 days after the Borrower commences revenue generation from Nevada Operations.

“Distribution(s)” means the distribution of Gross Revenues to Lender.

“Gross Revenue” means all revenues of the Company from Borrower’s Interest in the Nevada Operations of the Company, including, but not limited to, (i) investment income, (ii) rental income, (iii) income from the operations of the Company, (iv) net proceeds of business interruption insurance, if any, (v) income from fees and charges (whether such fees and charges are paid by or on behalf of patients or by any other party) and (vii) without duplication, all other accounts receivable, revenues, profits and receipts derived by or on behalf of the Company from any source relating to Borrower’s Interest in the Arizona Operations.

“Note” means this Note and each amendment hereto as entered into from time to time.

“Principal Amount” means the total dollar amount actually advanced to the Borrower under this Note.

“Revenue Participation Payments” means the payments described in Section 2.A, and Section 2.B, and Section 2.C below.

2. Interest; Repayment; Revenue Participation. This Note shall not accrue any interest (0% Interest); the Borrower hereby agrees to pay and Lender expressly agrees to receive the Revenue Participation Payments herein in lieu of interest. All payments made by Borrower to Lender, including Monthly Payments and Revenue Participation Payments, shall be applied towards the unpaid Principal Amount of this Note. Borrower shall begin making payments of 1% of the Principal Amount, or $1,250, whichever is lower, per month 30 days after commencement of the Arizona Construction (the “Monthly Payments”). In addition to Monthly Payments, Borrower hereby grants to Lender the right to participate in the Gross Revenues generated from Borrower’s Interest in the Nevada Operations commencing on the first calendar quarter following the Deferment Period, and continuing on the fifteenth day after the close of each calendar quarter thereafter, unless earlier terminated pursuant to the terms of this Note. Borrower shall make Distributions of Revenue Participation Amounts generated from Gross Revenues during the immediately preceding calendar quarter pursuant to the following schedule:

6)	5% of Gross Revenues generated by the Borrower’s Interest in the Nevada Operations until the Principal Amount is repaid; such payments are estimated to be between $765,000 to $1,500,000 annually once the Borrower’s Interest in Nevada Operations are fully operational, however, actual results may vary and a lower annual revenue amount shall not constitute a default or breach; then,

7)	2% of Gross Revenues generated by the Borrower’s Interest in the Nevada Operations until Lender has recouped two times the Principal Amount; such payments are estimated to be $300,000 to $600,000 annually, however, actual results may vary and a lower annual revenue amount shall not constitute a default or breach; then,

8)	1% of Gross Revenues generated by the Borrower’s Interest in the Nevada Operations in perpetuity or until a Change in Control (as defined in Section 3) triggering a Mandatory Buyout (as defined in Section 3), notwithstanding the repayment of the Principal Amount of the Note.

9)	No distributions of Revenue Participation Payments shall be made during the Deferment Period.

10)	Upon payment of 200% of the Principal Amount of this Note, the Note shall be deemed repaid in full, except with respect to Lender’s right to the Revenue Participation Payments under Section 2.C above, and Lender shall release its UCC-1, its security interest against the Company’s collateral, and the NV Deed of Trust (as defined in the Loan Agreement).

11)	Lender expressly acknowledges the Borrower owns only a 51% interest in the Nevada Operations and that Lenders’ interest in any Gross Revenues from the Nevada Operations is limited based upon Borrower’s Interest therein.

3.   Mandatory Buyout. Upon the occurrence of a Change in Control (defined below) the Lender shall be entitled to receive: (i) the balance of 200% of the Principal Amount of this Note, which balance will be calculated after crediting to the Borrower any and all Monthly Payments and Revenue Participation Payments paid by Borrower to Lender through the date of the Change in Control, and (ii) 1% of the aggregate sales price or consideration received pursuant to such Change in Control (the “Sales Price”) and thereafter this Note shall be deemed to be satisfied in full.

A.	“Change in Control” means the occurrence of any of the following events:

i. A change in the ownership of the Borrower which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Borrower that, together with the stock held by such Person, constitutes more than fifty one percent (51%) of the total voting power of the stock of the Borrower; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than twenty percent (20%) of the total voting power of the stock of the Borrower will not be considered a Change of Control; or

ii. A change in the ownership of all or substantially all of the Borrower’s assets which occurs on the date that any Person or entity acquires (or has acquired during the period ending on the date of the most recent acquisition by such person or persons) assets from the Borrower that have a total gross fair market value equal to or more than fifty one percent (51%) of the total gross fair market value of all of the assets of the Borrower immediately prior to such acquisition or acquisitions. For purposes of this subsection, gross fair market value means the value of the assets of the Borrower, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

4. Prepayment. The Borrower may prepay the Principal Amount of the outstanding balance of the Note, in whole or in part at any time in Borrower’s sole discretion for any reason. Prepayment of the Note shall have no effect on any outstanding Revenue Participation Payments under Section 2.B and Section 2.C. For example, if Borrower repays Principal in full, Lender shall still receive 2% of Gross Revenues from Borrower’s Interest in the Nevada Operations, until Lender has been paid 200% of the Principal Amount, and the 1% of such Gross Revenues in perpetuity or until a Change in Control.

5. Default. If: (1) Principal Amount of this Note is not paid by the Promissory Note Due Date; or (2) Borrower has failed, after the Deferment Period, to make Distributions to Lender for two consecutive quarters, or (3) if the Company becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt, or (4) is the Company is in default under the Loan Agreement or any other Note or obligation of the Company to Lender, each will constitute a default (“Default”) under this Note. Upon the occurrence of a Default, Lender shall provide written notice of Default to Borrower and provide the Company the opportunity to cure such default within 10 business days; if Borrower does not cure the Default, then (a) all amounts payable under this Note will be due and payable immediately, and (b) the Lender shall be entitled to exercise any and all rights and remedies available to the Lender under this Note, Lender’s security interest, the NV Deed of Trust, or under applicable law.

6. Secured Obligation. The Borrower further agrees as follows:

A. Grant of Security Interest: Subject to the rights and security interests of a secured party, as defined in the Arizona Uniform Commercial Code, and without interfering with or diminishing the Borrower’s right to dispose of, transfer, or sell any of the assets set forth below (provided any disposition, transfer or sale would remain subject to Lender’s security interest therein, unless and until this Note is paid as provided in Section 2.E), the Borrower hereby unconditionally grants, assigns, and pledges to the Lender to secure the obligations evidenced by this Note, a continuing security interest in all of the Borrower’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”),:

i. all of the Borrower’s accounts (as that term is defined in Article 9 of the Arizona Uniform Commercial Code, as in effect from time to time (the “Code”; any terms (whether capitalized or lower case) used in Section 1 and this Section 6 Note that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern;

ii. all of the Borrower’s books and records;

iii. all of the Borrower’s chattel paper (as that term is defined in the Code);

iv. all of the Borrower’s commercial tort claims (as that term is defined in the Code);

v. all of the Borrower’s deposit accounts and securities accounts (as each such term is defined in the Code);

vi. all of the Borrower’s equipment (as that term is defined in the Code);

vii. all of the Borrower’s general intangibles (as that term is defined in the Code);

viii. all of such the Borrower’s inventory (as that term is defined in the Code);

ix. all of the Borrower’s investment property (as that term is defined in the Code);

x. all of the Borrower’s letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code);

xi. all of the Borrower’s supporting obligations, and includes letters of credit and guaranties issued in support of accounts, chattel paper, documents, general intangibles, instruments or investment property (as each such term is defined in the Code);

xii. all of the Borrower’s money, cash equivalents, or other assets of the Borrower that now or hereafter lawfully come into the possession, custody, or control of the Lender (or its agent or designee); and

xiii. all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing.

B. Authorization to File Financing Statements: Borrower shall execute and deliver to Lender, concurrently with Borrower’s execution of this Note and at any time or times hereafter at the request of Lender, all financing statements, continuation financing statements, assignments, certificates of title, affidavits, reports, schedules of account, designations of inventory, letters of authority and all other documents that Lender may request, in form satisfactory to Lender, to perfect and maintain a perfected security interest in the Collateral in order to fully consummate all of the transactions contemplated hereunder.

C. No Further Encumbrances: Borrower shall not further encumber, transfer, abandon or dispose of the Collateral without the written consent of Lender, which may not be unreasonably withheld.

D. Control Arrangement: Borrower and Lender acknowledge Borrower’s pledge of a security in the interest in the Collateral pursuant to the Code, so that Lender’s possession, direct or indirect, of the Collateral, will, upon giving value, perfect Lender’s first lien security interest in the same. Borrower acknowledges the right of Lender, in the event of an uncured Default, to have the Collateral sold or liquidated, and agrees to comply with written notices from Lender directing the transfer, redemption, sale, or liquidation of all or a portion of the Collateral without further consent by Borrower in the event of an uncured Default by Borrower. It is the intention of the parties hereto that the provisions of this Section 6 confer on the Lender “control” over the Collateral, as defined in the Code. The Borrower and Lender agree that the Company will register the pledge on the books of the Company with respect to the Collateral.

7. Representations, Warranties, Covenants and Agreements of the Borrower: The Borrower represents and warrants, and covenants and agrees, as follows:

A. The Borrower has the requisite power and authority to execute, deliver this Note and perform the obligations under this Note. This Note constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

B. The name (within the meaning of Section 9-503 of the Code) of the Borrower is Item 9 Labs Corp. and the jurisdiction of organization of the Borrower is the State of Delaware.

C. As of the Date of this Note, the Borrower does not hold any commercial tort claims.

D. All information heretofore, herein or hereafter supplied to the Lender by or on behalf of the Borrower with respect to this Note is accurate and complete in all material respects as of the date furnished.

E. All reasonable attorneys’ fees, expended or incurred by the Parties in connection with the enforcement of any rights or obligations set forth under this Note of the Loan Agreement shall be paid to the prevailing party in the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by the Lender or any other person) relating to the Borrower or any other person or entity.

8. Rights and Remedies Upon Default:

A. Upon occurrence of Default as defined herein and subject to the rights and security interests of a secured party as set forth under the Code, the Lender shall have the right to exercise all of the rights and remedies of a secured party under the Code or any other applicable law.

B. Each right, power, and remedy of the Lender as provided for in this Note, now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Lender, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies.

9. Term of this Note: The Promissory Note Due Date of this Note is described in Section 1 above. Principal amounts, calculations and payments for this Note shall be determined by the amount(s) of the funds actually delivered by the Borrower and received by the Lender in the Lender’s bank account on the date(s) of said receipt. The Principal Amount is due and payable on the Promissory Note Due Date. This Note shall be deemed repaid in full, except with respect to Lender’s right to the Revenue Participation Payments under Section 2.C above, on the date on which all payments under Section 2.A, Section 2.B, and any other costs or expenses to which Lender may be entitled paid in full, and all other obligations under this Note and the Loan Agreement have been paid or discharged.

10. Notices: All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties, and shall be deemed to have been duly given when delivered personally or mailed by first-class certified mail, return receipt requested, five (5) days after posting in the U.S. mail, in each case if delivered to the addresses given for each of the parties.

11. Miscellaneous:

A. No course of dealing between the Borrower and the Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege under this Note will operate as a waiver of any term of this Note, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. No waiver of any breach or default or any right under this Note will be considered valid unless in writing and signed by the party giving such waiver, and no such waiver will be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

B. In the event that any provision of this Note is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Note shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If notwithstanding the foregoing, any provision of this Note is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Note and without affecting the validity or enforceability of such provision or the other provisions of this Note in any other jurisdiction.

C. This Note shall be binding upon and inure to the benefit of each party and its successors and assigns.

D. Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Note.

E. Except as to applicable provisions of the Code with respect to the security interest granted in Section 6, and except as to the terms and enforcement of the NV Deed of Trust, this Note shall be construed in accordance with the laws of the State of Arizona and the Parties irrevocably submit to the exclusive jurisdiction of any court sitting in Maricopa County, Arizona over any action or proceeding arising out of or relating to this Note, and the Parties irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Arizona State or Federal court. The Parties agree to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note. The Parties acknowledge that this waiver is a material inducement for the Parties to provide financial accommodations as described in this Note and that the Parties rely on this waiver.

F. This Note may be amended from time to time by mutual agreement of Borrower and Lender.

G. Insofar as there is no interest payable under this Note, and in lieu thereof, the Borrower has agreed to pay Lender the Monthly Payments and Revenue Participation Payments, the Borrower and Lender agree, that to the extent such Monthly Payments and Revenue Participation Payments constitute “interest” that the Borrower and Lender agree that the provisions of A.R.S. Section 44-1201.A shall apply and that the Borrower and Lender have agreed the Monthly Payments and Revenue Participation Payments constitute “a different rate contracted for in writing” for purposes of A.R.S. Section 44-1201.A and that there is no maximum rate of interest applicable to this Note.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed to be effective as of the Date of this Note at the Location of Execution above written.

Borrower:

ITEM 9 PROPERTIES, LLC

A Nevada limited liability company

By:       ITEM 9 LABS CORP.

A Delaware corporation

Its Manager

By: _______________________________

Bryce Skalla, President

Exhibit E

Guaranty

NEVADA

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is dated and effective September 28, 2018, and is made by Item 9 Labs Corp., a Delaware corporation (“Guarantor”) to and for the benefit of Viridis Group I9 Capital, LLC, an Arizona limited liability company (“Lender”).

Recitals

D. For sufficient value, Item 9 Properties LLC, a Nevada limited liability company (“Borrower”) executed a Promissory Note dated September 28, 2018 (the “Note”) in the principal amount of up to $1,500,000 for the benefit Lender as Note Holder in connection with the Loan and Revenue Participation Agreement dated September 12, 2018 for the facility development and expansion of Borrower’s Nevada operations.

E. In order to induce Lender to provide the loan to Borrower, Guarantor agrees to personally guarantee the obligations of Borrower under the Note as provided herein.

F. Guarantor is the owner of 100% of the membership interests in the Borrower, and acknowledges that it is receiving an indirect benefit from the funding of the Note by the Lender.

Agreement

IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

15. Guarantee.

(a)	Guarantor, severally and unconditionally, guarantees to Lender the full and prompt payment of the principal and any interest at the rate specified under the Note, in lawful money of the United States, upon demand when due, whether at maturity or by acceleration or otherwise, including but not limited to, all of Borrower’s present and future obligations under the Note, and all modifications, amendments, restatements, extensions and renewals thereof, whether for principal, interest or otherwise.

(b)	In addition, Guarantor agrees to pay Lender any and all expenses, including, without limitation, attorneys’ fees, court costs and related legal expenses incurred by Lender in connection with the enforcement of this Guaranty.

(c)	All of the obligations, indebtedness and liabilities of Guarantor set forth in this Section 1 are referred to herein as the “Obligations.”

16. Obligations Absolute. The Obligations of the Guarantor hereunder are primary, absolute and unconditional and are intended as a continuing guaranty of payment and performance by Guarantor. Guarantor acknowledges having been provided with a copy of the Note and having consulted with counsel concerning Guarantor’s Obligations hereunder.

17. No Impairment of Liability. Guarantor agrees that Guarantor’s liability hereunder will not be released, reduced, impaired or affected by any one or more of the following events: (a) Lender’s obtaining additional collateral from Borrower or any other person to secure payment or performance of the Note; (b) the assumption of liability by any other person (whether as guarantor or otherwise) for payment or performance under the Note; (c) the release, surrender, exchange, loss, termination, waiver or other discharge of any collateral securing payment or performance under the Note; (d) the subordination, relinquishment or discharge of the Lender’s rights relating to the Note or any collateral described therein; (e) the foreclosure upon any collateral given to secure any liability of Borrower by judicial or non-judicial sale (though it is acknowledged that no collateral was pledged in connection with the origination of the Note or this Guaranty); (f) the loss or impairment of any right of subrogation of the Guarantor; (g) removed and reserved (h) the insolvency, bankruptcy, reorganization, discharge, waiver or other exoneration of the Borrower or any other person now or hereafter liable for payment or performance of the Obligations; (i) the renewal, consolidation, extension, modification, rearrangement or amendment from time to time of the Note, including, without limitation, the extension of the maturity date of the Note; (j) the failure, delay, waiver or refusal by Lender to exercise any right or remedy held by Lender under the Note; (k) Lender’s application of any monies available to Lender in payment or reduction of any of the Obligations in such manner and such amounts and at such times and in such order of priority as Lender may see fit to the payment or reduction of such portions of the Obligations as Lender may elect; (l) the sale, encumbrance, transfer or other modification of the ownership of the Borrower or the Borrower’s assets, or the change in the financial condition or management of the Borrower; (m) the invalidity, unenforceability or insufficiency of any provision of the Note or any collateral securing payment or performance thereunder; or (n) the failure of the Guarantor to receive notice of any one or more of the foregoing actions or events.

18. Waivers by Guarantor. Guarantor hereby expressly waives (a) diligence, presentment, protest, notice of dishonor, demand for payment, notice of nonpayment or nonperformance; (b) notice of the acceptance of this Guaranty; (c) notice of the existence or creation of all or any part of the Obligations of Borrower; (d) notice of termination as to future liability given by any other guarantor; (e) notice of demand, advertisement or notice of time or place of sale of any Collateral securing any of the Borrower’s Obligations; (f) all presentments, demands for performance, notices of nonperformance, protests and all other notices whatsoever; (g) any right to require Lender to proceed against Borrower or any security held in relation to the Borrower’s Obligations or to pursue any other right or remedy in Lender’s power; (h) any right to contest the enforcement of this Guaranty by virtue of any statute of limitations or other law varying the terms of this Guaranty; (i) any other defense available to Guarantors at law or in equity; or (j) and the right to interpose counterclaims or setoffs of any kind or description in any litigation arising under this Guaranty.

19. Amendments. No provision or term of this Guaranty may be amended, modified, revoked, supplemented, waived or otherwise changed except by a written instrument duly executed by Guarantor and Lender and designated as an amendment, supplement or waiver

20. Transfer of Assets. Guarantor will not voluntarily or involuntarily transfer title to any of his or her material assets without fair consideration or take any other action or suffer the same to be done, which would have a materially adverse effect on Guarantor’s ability to fulfill his Obligations to Lender hereunder.

21. Notices. Any notice given to any party in connection with this Guaranty shall be in writing, shall be (i) hand delivered, (ii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) sent by Federal Express or other nationally recognized overnight courier service, and if hand delivered shall be deemed received when delivered, if mailed shall be deemed received one day after having been deposited in the United States mail, postage prepaid, and if sent by Federal Express or other nationally recognized overnight courier service shall be deemed received one business day after having been deposited with Federal Express or other nationally recognized overnight courier service if designated for next-day delivery, addressed as follows:

If to Lender to:

Viridis Group I9 Capital, LLC

2727 N. 3rd Street, Suite 301

Phoenix AZ 85004

If to Guarantor to:

Item 9 Labs Corp.

2033 N. Overfield Road

Casa Grande, AZ 85194

Either party may change its address for notices by giving the other party notice thereof.

22. Counterparts. This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

23. Captions and Pronouns. The captions and headings of the various sections of this Guaranty are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof.

24. Binding Effect. This Agreement will be binding on the Guarantor and his successors and permitted assigns, and will inure to the benefit of the Lender and all successors and permitted assigns of the Lender. Guarantor consents to the assignment of all or any portion of the rights of the Lender hereunder in connection with any assignment of the rights of the Lender under the Note without notice to the Guarantor.

25. Rights Cumulative. Each right, power and remedy of Lender under this Guaranty and the Note is cumulative and in addition to every other right, power or remedy, existing or implied, given now or hereafter existing, at law or in equity, and each and every right, power and remedy set forth herein or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Lender, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy; and no delay or omission of Lender in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any default or acquiescence therein.

26. Waiver. Lender shall not be deemed to have waived any provision of this Guaranty or the Note unless such waiver is in writing and is signed by Lender.

27. Choice of Law. This Agreement has been negotiated, executed and delivered in Scottsdale Arizona, and is intended to be construed in accordance with the laws of the State of Arizona.

28. Time of the Essence. Time is of the essence hereof with respect to the dates, terms and conditions of this Guaranty.

IN WITNESS WHEREOF, the Parties have duly executed this Personal Guaranty the date first above written.

ITEM 9 LABS CORP.

A Delaware corporation

By: ________________________

Bryce Skalla, President

Exhibit R

DEED OF TRUST and Security Agreement

NEVADA

When Recorded Return To:

Viridis Group I9 Capital, LLC

AND WHEN RECORDED MAIL TO:

2727 N. 3rd Street, Suite 301

Phoenix AZ 85004

Attn: Andrew Bowden, Manager

DEED OF TRUST, SECURITY AGREEMENT,

AND ASSIGNMENT OF RENTS AND FIXTURE FILING

[Nevada]

Date:	September 28, 2018

Trustor:	Item 9 Properties, LLC, a Nevada limited liability company
whose address is:	2033 N. Overfield Rd
Casa Grande, AZ 85194

Beneficiary:	Viridis Group I9 Capital, LLC, an Arizona limited liability company
whose address is:	2727 N. 3rd Street, Suite 301
Phoenix AZ 85004
Attn: Andrew Bowden, Manager

Trustee:	First American Title Insurance Company
1000 W. Charleston Blvd., Suite 180
Las Vegas, NV 89135

This Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing (“Deed of Trust”) is made on the above date between the Trustor, Trustee, and Beneficiary above named.

WITNESSETH: That Trustor irrevocably grants and conveys to Trustee in Trust, with Power of Sale, all of the following described property, both real and personal:

A. The certain tract or parcel of land being legally described on Exhibit A hereto (the “Land”);

B. All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all fixtures, machinery, appliances, equipment, furniture and personal property of every kind and nature whatsoever now or hereafter owned or leased by Trustor and located in, on or attached to, and used or intended to be used in connection with the Land, buildings, structures or other improvements, or in connection with any construction being conducted or which may be conducted on the Land, and owned by Trustor, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing (collectively, the “Improvements” and together with Land, the “Property”);

C. All easements, rights-of-way, gores or strips of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and all appurtenances whatsoever, in any way belonging, relating or appertaining to any of the Land, or which hereinafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Trustor;

D. All of the estate, right, title and interest of Trustor of, in and to (i) all judgments, insurance proceeds, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the Property or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Property or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Property or any part thereof, and Beneficiary is hereby authorized to collect and receive the awards and proceeds and to give proper receipts and acquittances therefor, and (if it so elects) to apply the same toward the payment of the indebtedness and other amounts secured hereby, notwithstanding the fact that the amount owing may not then be due and payable; (ii) all contract rights, general intangibles, actions and rights in action, including without limitation all rights to insurance proceeds and unearned premiums arising from or relating to the Property; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Property;

E. All rents, issues, profits, other income and other benefits that are now due or hereafter may become due by reason of the lending, leasing, or bailment of all or a portion of the Property or use or occupancy thereof to which Trustor may now or hereafter be entitled to (collectively, the "Property Income"), to be applied against the indebtedness and other sums secured hereby; and

F. Subject to the rights of the Trustor hereunder, all right, title and interest of Trustor in and to any and all leases now or hereafter which grant a possessory interest in, or the right to use or occupy, all of part of the Property, together with all security therefor and all amounts payable thereunder, and all books and records which account for payments made under the leases and all security therefor (collectively, the “Leases”).

Due on Sale: The unpaid balance, including accrued interest, fees and penalties, is immediately due and payable in the event that the Premises is sold, transferred, or conveyed in any manner, unless otherwise prohibited by law.

THIS DEED OF TRUST is entered into by the Trustor, Trustee and Beneficiary. Trustor irrevocably grants and conveys to Trustee in Trust, with Power of Sale, the Property, together with leases, rents, issues, profits, or income generated by the Property (collectively, the “Property Income”); SUBJECT, HOWEVER, to the right, power and authority given to and conferred upon Beneficiary to collect and apply the Property Income; AND SUBJECT TO existing taxes, assessments, liens, encumbrances, covenants, conditions, restrictions, rights of way, and easement of record.

This Deed of Trust has been granted to secure: 1) performance of each agreement of Trustor contained in this Deed of Trust; 2) payment of the indebtedness evidenced by the promissory note of even date herewith (the “Note”), and any extensions or renewals of the Note, in the principal sum of $1,500,000.00 executed by Trustor in favor of Beneficiary or order; and 3) payment of additional sums and interest on these additional sums which may be loaned to Trustor, or Trustor’s successors or assigns, after the date of this Deed of Trust when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR AGREES:

1. To keep the Property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building thereon which may be damaged, or destroyed and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws affecting the Property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; not to commit, suffer, or permit any act upon the Property in violation of law; and do other acts which from the character or use of the Property may be reasonably necessary, the specific enumerations herein not excluding the general. If this Deed of Trust encumbers a unit in a condominium or a planned unit development, Trustor shall perform when due all of Trustor’s obligations under the declaration or covenants creating or governing the condominium or planned unit development, the bylaws and regulations of the condominium or planned unit development and all related documents.

2. To keep the improvements now existing or hereafter erected on the Real Property insured against loss by fire, hazards included within the term “all risk,” in such amounts (including replacement cost coverage) and for such periods as Beneficiary may require, but in no event less than the principal balance due under the Note secured by this Deed of Trust. Trustor shall also insure all fixtures encumbered hereby against the same loss hazards in an amount acceptable to Beneficiary. Beneficiary shall be named as an insured mortgagee. In the event of loss, all property and casualty insurance proceeds shall be payable jointly to Trustor and Beneficiary and shall be applied as directed by Beneficiary in its sole discretion. Any application for or release of any insurance proceeds shall not cure or waive any default under the Note or this Deed of Trust or any notice of Trustee’s sale hereunder or invalidate any act done pursuant to such notice. In the event of a conveyance to Beneficiary, or other transfer of title to the Property in extinguishment of the indebtedness secured by this Deed of Trust, all right, title, and interest of Trustor in and to any insurance policies then in force and proceeds thereof shall pass to the purchaser or grantee. The hazard insurance policy shall contain a standard non-contributory mortgage clause in favor of Beneficiary and shall provide that the policies cannot be cancelled or materially changed without thirty (30) days' prior written notice to Beneficiary. Trustor shall provide Beneficiary with satisfactory and complete certificates of insurance and copies of all policies. In the event of loss, Trustor shall give prompt notice to the insurance carrier and to Beneficiary. Beneficiary may make proof of loss if not made promptly by Trustor. If the Real Property is located in whole or in part in a flood hazard area as designated by the appropriate government entity, Trustor shall procure and keep in force such flood insurance as may be required to meet any applicable requirements of federal, state or local laws, regulations or ordinances. The insurance carriers providing all insurance shall be chosen by Trustor subject to approval by Beneficiary.

3. Trustor shall fully cooperate with respect to any action or proceeding which may reasonably affect the rights or powers of Beneficiary or Trustee hereunder, and in connection therewith, permit Beneficiary or Trustee, at its election to participate in such proceedings. In any suit brought by Beneficiary or Trustee to foreclose this Deed of Trust, Trustor agrees to pay all costs and expenses of Beneficiary and Trustee, including reasonable attorney’s fees, actually incurred in connection therewith.

4. To pay before delinquent all taxes and assessments affecting the Property; when due, all encumbrances, charges, and liens, with interest, on the Property or any part thereof, which appear to be prior or superior hereto; all costs, fees, and expenses of the Trust, including, without limiting the generality of the foregoing, the fees of Trustee for issuance of any Deed of Partial Release and Partial Reconveyance, or Deed of Release and Full Reconveyance, and all lawful charges, costs, and expenses in the event of reinstatement of, following default under, this Deed of Trust or the obligations secured hereby.

Should Trustor or Parent fail to make any payment or to do any act as required in the Note or Deed of Trust, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest, or compromise any encumbrance, charge, or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such power, pay necessary expenses, employ counsel, and pay his reasonable fees.

Should Trustor fail to make any tax and assessment payment or fail to maintain the insurance required herein, Beneficiary may establish an account servicing arrangement, with an account servicing agent designated by Beneficiary, at the Trustor’s sole cost and expense, in order to impound for taxes, assessments, and insurance and to otherwise collect sums due under the Note and this Deed of Trust. Notwithstanding anything to the contrary contained in this Deed of Trust, all impounds shall be subject to Nevada Revised Statutes (“NRS”) 100.091.

5. To pay immediately and without demand all sums expended by Beneficiary or Trustee pursuant to the provisions hereof, together with interest from date of expenditure at the same rate as is provided for in the Note secured by this Deed of Trust or at the highest legal rate, whichever be the greater rate. Any amounts so paid by Beneficiary or Trustee shall become a part of the debt secured by this Deed of Trust and a lien on the premises or immediately due and payable at option of Beneficiary or Trustee.

6. Not to sell, convey, transfer, or dispose of the Property, or any part thereof, or any interest therein, either voluntarily or involuntarily, or agree so to do, without the written consent of Beneficiary being first obtained, which consent shall be at the sole and absolute discretion of Beneficiary. Consent to one such transaction shall not be deemed a waiver of the right to require such consent to any future or successive transactions. Acceptance by Beneficiary from any transferee or person other than Trustor of any payment(s) for application on the unpaid balance of the Note shall not constitute a waiver of Beneficiary's rights as granted pursuant to this paragraph. In the event that Trustor is other than a natural person, any transfer or series of transfers of the capital stock of or ownership interests in Trustor resulting in a change in ownership of more than forty nine percent (49%) of the voting stock or ownership interests in the aggregate shall constitute a transfer within the meaning of this paragraph.

7. To indemnify and hold Beneficiary harmless from and against and to reimburse Beneficiary with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses, including but not limited to Beneficiary's costs, of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Beneficiary by reason of or arising out of any violation of any "Applicable Environmental Law," as hereinafter defined, in effect (including without limitation the presence on the Property or release from the Property of hazardous substances or solid waste disposed of or otherwise released from the Property), The terms "hazardous substance" and "release" shall have the meanings specified in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), and the terms "solid waste" and "disposed" shall have the meanings specified in the Resource Conservation and Recovery Act of 1976 ("RCRA"); provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further to the extent that state laws establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. The provisions of this paragraph shall survive the release of this Deed of Trust or any foreclosure of this Deed of Trust and shall continue thereafter in full force and effect. As used herein, the term Applicable Environmental Law shall include CERCLA, RCRA and all other state and local government laws of like nature, as each may now exist or be hereinafter amended, supplemented or replaced and any other laws of the United States of America or state or local government now existing or hereafter enacted which pertain to hazardous or toxic substances on or from the Property, the environmental condition of the Property or the environmental contamination of or from the Property.

IT IS MUTUALLY AGREED:

8. Trustor hereby absolutely and unconditionally assigns to Beneficiary and Trustee, all of Trustor's right, title and interest in and to all current and future leases and all Property Income arising therefrom; it being intended by Trustor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, Beneficiary grants to Trustor a revocable license to collect and receive the Property Income provided that the existence or exercise of such license shall not operate to subordinate the assignment provided for in this Deed of Trust to any subsequent assignment. The assignment contained herein shall be fully operative without any further action on the part of either party, and upon any default, Beneficiary may at any time, without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Property or any part thereof, in Beneficiary’s own name sue for or otherwise collect the Property Income, including that past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of the Property Income, and the application thereof as aforesaid, shall not cure or waive any default or notice of Trustee's sale hereunder or invalidate any act done pursuant to the notice. Notwithstanding anything contained herein to the contrary, this Deed of Trust is subject to the Uniform Assignment of Rents Act, NRS Chapter 107 A.

9. Any award of damages in connection with any condemnation or any such taking, or for injury to the Property by reason of public use, or for damages for private trespass or injury thereto, is assigned and shall be paid to Beneficiary as further security for all obligations secured hereby (reserving unto the Trustor, however, the right to sue therefor and the ownership thereof subject to this Deed of Trust), and upon receipt of such monies Beneficiary may hold the same as such further security, or apply or release the same in the same manner and with the same effect as the above provided or disposition of proceeds of fire or other insurance.

10. Time is of the essence of this Deed of Trust, and that by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

11. Reserved.

12. In addition to creating a lien against the Property, this Deed of Trust constitutes a security agreement within the meaning of the Nevada Uniform Commercial Code, NRS 104.1101 et seq. (the "Code"), and is intended to and does hereby create a security interest in favor of Beneficiary in all fixtures, equipment, Property Income and other personal property of Trustor, and all replacements and substitutions thereof (collectively, the "Personal Property") at any time situated on or used in connection with the maintenance and operation of the Property. This Deed of Trust shall constitute a “fixture filing within the meaning of the Code and shall be self-operative with respect to such Personal Property, but Trustor shall execute and deliver on demand from Beneficiary one or more security agreements, financing statements and other instruments as Beneficiary may request in order to impose the lien hereof more specifically upon any such Personal Property, the terms and conditions thereof to be as required by Beneficiary, in Beneficiary's sole and absolute discretion. The security interest in the Personal Property as created hereby shall be subject to the right of Trustor and tenants of Trustor to replace any such Personal Property from time to time so long as the replacement Personal Property has a fair market value, as determined by Beneficiary, in Beneficiary's sole and absolute discretion, equal to, or greater than the fair market value of the Personal Property replaced. The Personal Property may be moved about and relocated from time to time within the Property without the prior consent of Beneficiary first obtained. Trustor agrees that all Property of every kind and nature and description, whether real or personal, covered by this Deed of Trust, together with all Personal Property covered by the security interest granted hereby, encumbered as one unit, and upon default by Parent or Trustor under the Note secured hereby, or under this Deed of Trust, or any security agreement given pursuant to this paragraph, in addition to the remedies available to a secured party under the Code, this Deed of Trust and such security interest, at Beneficiary's option, may be foreclosed or sold in the same proceeding in accordance with the provisions of NRS 104.9604, and all of the Property (both realty and personalty) may, at Beneficiary's option, be sold as such in one unit as a going business. The filing of any financing statement relating to any Personal Property or rights or interest generally or specifically described herein shall not be construed to diminish or alter any of Beneficiary's rights or priorities hereunder.

13. That upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust and the Note to Trustee for cancellation and retention, and upon payment of its fees, Trustee shall release and reconvey, without covenant or warranty, express or implied, the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The Grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

14. Except as otherwise required by applicable law, all notices or other communications required or permitted under this Deed of Trust shall be in writing, and shall be personally delivered or sent to the mailing address of the party entitled to receive such notice by registered or certified mail, return receipt requested, with postage fully prepaid or receipted overnight courier, and shall be deemed received upon the earlier of (a) the date of delivery, if personally delivered, (b) three (3) business days after the date of deposit in the U.S. Mail, if mailed, or (c) the one (1) business day after delivery to an overnight courier.

15. That (a) upon default by Parent in the payment of any principal or interest under the Note secured by this Deed of Trust when due, with such failure continuing for 10 days after written notice thereof to Trustor, (b) upon default by Parent in the payment of any other indebtedness secured by this Deed of Trust that is not subject to reasonable dispute or controversy, with such failure continuing for ten days after written notice thereof to Trustor or (c) upon the occurrence of one or more of the following events, each of which is an event of default under this Deed of Trust: (i) Parent or Trustor voluntarily files a petition or case under any state insolvency law or any Federal Bankruptcy Code, and that petition is not withdrawn within 60 days, (ii) an involuntary petition or case is filed against Parent or Trustor under any state insolvency law or any Federal Bankruptcy Code and the petition is not withdrawn, discharged, stayed, or dismissed for more than 60 days or the court in which such petition is pending approves it or Trustor is adjudicated a bankrupt or becomes a debtor or debtor in possession in any such proceeding, or (iii) Parent or Trustor makes an assignment for the benefit of creditors then Beneficiary may, at its option, and in its sole discretion, declare all sums secured hereby immediately due and may, at its option, and in its sole discretion, prepare and record on its own behalf, or to deliver to Trustee for recording, if appropriate, a Notice of Breach and Election to Sell pursuant to NRS 107.080(3) which, to the extent applicable, complies with NRS 107.087 to cause the Trust Estate to be sold to satisfy the obligations secured by this Deed of Trust, and in the case of delivery to Trustee, Trustee shall cause said notice to be filed of record. Beneficiary shall, concurrently with its recordation or delivery to Trustee of the Notice of Breach and Election to Sell, deliver to Trustee the original Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require. After the lapse of time as may then be required by law following the recordation of said Notice of Breach and Election to Sell, Trustee shall cause to be recorded, published and delivered to Trustor such notice of sale as then required by applicable law including, but not limited to, NRS 107.080 (the “Notice of Sale”). Trustee shall, without demand on Trustor, after lapse of such time as may then be required by applicable law and after recordation of such Notice of Sale and Notice of Sale having been given as required by applicable law, sell the Property at the time and place of sale fixed by it in said Notice of Sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for credit or cash in lawful money of the United States payable at the time of sale. Subject to NRS 107.081, Beneficiary may be a purchaser at such sale and, if Beneficiary is the highest bidder, Trustee may credit the portion of the purchase price that would be distributed to Beneficiary against the Obligations in lieu of paying cash. Trustee shall deliver to the purchaser or purchasers at the sale good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. Subject to NRS 107.030(8), the recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Subject to NRS 107.081, any person, including, without limitation, Trustor, Trustee or Beneficiary, may purchase at such sale and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers. After deducting all costs, fees and expenses of Trustee and of this Trust, including, without limitation, Trustee’s fees and reasonable attorneys’ fees, and costs of evidence of title in connection with the sale, Trustee shall, subject to NRS 40.462, apply the proceeds of sale in the following priority, to payment of (i) first, to all amounts expended under the terms of the Loan Documents, not then repaid, with accrued interest thereon; (ii) second, to all amounts due under the Note; (iii) third, to all other amounts secured by this Deed of Trust; and (iv) fourth, the remainder, if any, to the person or persons legally entitled thereto or as provided in NRS 40.462 or any similar or successor statute. Subject to NRS 107.082, Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Beneficiary may foreclose this Deed of Trust as a realty mortgage. If the Property encumbered by this Deed of Trust is located in more than one county, regardless of whether the Property is contiguous or not, the Trustee may sell all of the Property in any one of the counties in which part of the Property is located; and, unless Trustee receives contrary written instructions from the Beneficiary or Trustor, Trustee may sell all of the Property either in parcels or in whole. If the indebtedness secured hereby is secured by one or more other Deeds of Trust, then upon default of Trustor in the payment of the indebtedness or performance of any other agreement secured hereby, the Trustee may sell the Property subject to the Deed of Trust and to any other Deeds of Trust securing the indebtedness at Trustee's sales conducted serially. In the absence of written instructions from the Beneficiary to the contrary, the Trustee may, in its sole discretion, designate the order in which property subject to the various Deeds of Trust is to be sold. The undersigned Trustor requests that a copy of any notice of Trustee's sale hereunder be mailed to Trustor at the mailing address set forth herein.

16. Beneficiary may appoint a successor Trustee in the manner prescribed by law. A successor Trustee herein shall, without conveyance from the predecessor Trustee, succeed to all the predecessor's title, estate, rights, powers, and duties. Trustee may resign by mailing or delivering notice thereof to Beneficiary and Trustor.

17. This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors, and assigns. The term Beneficiary shall mean the owner and holder of the Note secured hereby, whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and neuter, and the singular number includes the plural.

18. That Trustor for itself and all who may claim through or under Trustor, waives, to the fullest extent permitted by law, any and all (a) homestead rights, (b) rights to reinstatement, and (c) rights to have the property comprising the Property marshaled upon any trustee’s sale or foreclosure of all or any portion of the Property, including any rights provided under NRS 100.040 and 100.050. Beneficiary named on this Deed of Trust shall be subrogated to the lien, notwithstanding its release of record of any prior mortgage, Trust Deed or other encumbrance paid or discharged from the proceeds of the Note secured hereby or from any advance made by the Beneficiary. This right of subrogation shall not be affected by the creation or declaration of homestead on the Property.

19. That Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

20. This Deed of Trust will be governed by the laws of the State of Nevada without regard to its conflicts of law provisions. This Deed of Trust has been accepted by Beneficiary in the State of Nevada. If any provision or clause of this Deed of Trust or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Deed of Trust or the Note which can be given effect without the conflicting provision, and to this end the provisions of this Deed of Trust and the Note are declared to be severable.

TRUSTOR

ITEM 9 PROPERTIES, LLC,

A Nevada limited liability company

By:       Item 9 Labs Corp.,

a Delaware corporation

Its Manager

By: _________________________

Bryce Skalla, President

NOTARY ACKNOWLEDGMENT(S) TO DEED OF TRUST

State of Arizona                                          } ss:

County of Maricopa

Acknowledged before me this                    day of        2019        by Bryce Skalla, Preisident of Item 9 Labs Corp., the Manager of Item 9 Properties, LLC

Signature

  Notary Public                                                       My Commission expires:

EXHIBIT A

(Legal Description)

LOT ONE (1) IN BLOCK THIRTY-SEVEN (37) OF CALVADA VALLEY UNIT NO. 11 AS SHOWN BY MAP THEREOF RECORDED FEBRUARY 5, 1974 AS FILE NO. 40749 IN THE OFFICE OF THE COUNTY RECORDER OF NYE COUNTY, NEVADA.

Exhibit G

DEFINITION OF ACCREDITED INVESTOR

In connection with the potential offer and sale by the Company of the Notes, each Purchaser hereby represents and warrants to the Company that such Purchaser meets at least one (1) of the categories of "accredited investors" set forth below and intends that the Company rely upon these representations and warranties.

1.	A natural person who had an individual income[1] in excess of $200,000 in each of the two (2) most recent years or joint income[2] with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
2.	A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his/her purchase exceeds $1,000,000. Please note that, when calculating your individual or joint net worth for purposes of this representation and warranty, you should not include the estimated fair market value of your primary residence as an asset nor should you include indebtedness secured by your primary residence as a liability (except to the extent that such indebtedness at the present time exceeds the estimated fair market value of your primary residence).

3.	A bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

4.	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

5.	An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Interest, with total assets in excess of $5,000,000.

6.	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Interest, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

7.	An entity in which all of the equity owners are accredited investors.

8.	A director, executive officer, or manager of the Company, or director, officer, or managing member of the manager of the Company.

___________________________

[1] For purposes of this item, "individual income" means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under §103 of the Code; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); (iii) any deduction claimed for depletion under §611 et seq. of the Code; and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of §1202 of the Code prior to its repeal by the Tax Reform Act of 1986.

[2] For purposes of this item, "joint income" means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under §103 of the Code; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); (iii) any deduction claimed for depletion under §611 et seq. of the Code; and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of §1202 of the Code prior to its repeal by the Tax Reform Act of 1986.

Exhibit D

Form of DEED OF TRUST

ARIZONA

Exhibit E

Form of DEED OF TRUST

NEVADA